SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            ------------------------


                                    FORM 8-KA
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  January 1, 2002



                        Aspen Group Resources Corporation
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


       Yukon,  Canada                 0-28814                    98-0164357
      ----------------             --------------              -------------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)            Identification No.)



          3000 Bank One Center
           100 North Broadway
         Oklahoma City, Oklahoma                                       73102
-----------------------------------------                             -------
(Address of principal executive offices)                             (Zip code)


       Registrant's telephone number, including area code:  (405) 606-8500
                               -------------------

                                       N/A
     -----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

This Amendment No. 1 supplements the Current Report on Form 8-K filed on January 14, 2002 (the "Form 8-K") by Aspen Group Resources Corporation (the "Registrant"). At the time of filing the Form 8-K, it was impracticable for the Registrant to provide the financial statements of the business acquired and pro forma financial information required by Item 7(a) and (b).

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     Effective January 1, 2002, Aspen Group Resources Corporation (the "Registrant") acquired 39,314,048 shares, representing approximately 79.8%, of the outstanding common stock of Endeavour Resources, Inc. ("Endeavour"), a corporation incorporated under the Business Corporations Act of the Province of Alberta, Canada, in exchange for approximately 9,337,086 shares, representing approximately 31.6%, of the outstanding Common Stock of the Registrant together with share purchase warrants entitling the tendering Endeavour shareholders to purchase an additional 4,668,543 shares of the Common Stock of the Registrant. Each whole share purchase warrant entitles the holder to purchase one share of Common Stock of the Registrant at a price of US$1.25 until September 30, 2002, or US$1.75 thereafter until June 30, 2003.

     In addition, effective January 1, 2002, the Registrant acquired common share purchase warrants of Endeavour entitling the holder to acquire approximately 3,750,000 additional shares of Endeavour common stock. In exchange for these warrants, the Registrant issued 890,625 Class B common share purchase warrants (the "Class B Warrants"), each whole Class B Warrant entitling the holder to purchase one share of the Common Stock of the Registrant at a price of US$1.33 per share until June 28, 2002. The Endeavour common stock and warrants are herein referred to as the "Endeavour Securities."

     The Registrant and Endeavour are publicly-owned independent energy companies engaged in the exploration for, development and production of petroleum and natural gas in Canada and the United States. The Registrant's oil and gas operations are located primarily in the States of Oklahoma, Kansas and Texas. Endeavour's oil and gas operations are located primarily in the Province of Alberta. The Registrant made the offer to purchase the Endeavour Securities in order to acquire control of or to own all of the outstanding Endeavour Securities and thereby to increase its oil and gas production, and to acquire the growth potential of Endeavour's oil and gas production.

     The Registrant's offer for Endeavour Securities will continue until January 31, 2002. Upon completion of its offer, the Registrant intends to complete the acquisition of 100% of the Endeavour Securities through a compulsory transaction permitted under applicable law upon the same terms included in the offer. Upon completion of the acquisition of the Endeavour Securities, the Registrant estimates that it will have issued an aggregate of approximately 11,944,811 shares, representing approximately 37.2% of its Common Stock and warrants to purchase an aggregate of 6,863,030 shares of its Common Stock.

     Prior to making the offer to purchase the Endeavour Securities, the Registrant and a group of 14 Endeavour shareholders holding collectively 19,419,873 shares, or 48.9%, of Endeavour's outstanding common stock entered into various agreements in which, among other things, the Endeavour shareholders committed to tender their shares to the Registrant. Upon completion of the transaction, assuming that the Registrant acquires all of the Endeavour Securities, such 14 Endeavour shareholders will hold in the aggregate, directly or indirectly, 5,379,741 shares, or approximately 16.7%, of the outstanding Common Stock of the Registrant and warrants to acquire an additional 2,689,870 shares.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)  Financial  statements  of  business  acquired.

          1.     Auditors'  Report  dated  May  22,  2001;

          2.     Auditors'  Report  dated  May  31,  2000;

          3.     Consolidated  Balance  Sheets as of December 31, 1999 and 1998;

          4. Consolidated Statements of Operations and Retained Earnings for the years ended December 31, 1999 and 1998;

          5. Consolidated Statements of Cash Flow for the years ended December 31, 1999 and 1998;

          6. Notes to the Consolidated Financial Statements for the years ended December 31, 1999 and 1998;

          7.     Consolidated  Balance  Sheets as of December 31, 2000 and 1999;

          8. Consolidated Statements of Operations and Retained Earnings for the years ended December 31, 2000 and 1999;

          9. Consolidated Statements of Cash Flow for the years ended December 31, 2000 and 1999;

          10. Notes to the Consolidated Financial Statements for the years ended December 31, 2000 and 1999;

          11. Consolidated Balance Sheets as of March 31, 2001 (unaudited) and December 31, 2000 (audited);

          12. Consolidated Statements of Operations and Retained Earnings (unaudited) for the three months ended March 31, 2001 and 2000;

          13. Consolidated Statements of Cash Flow (unaudited) for the three months ended March 31, 2001 and 2000;

          14. Notes to the Consolidated Financial Statements (unaudited) for the three months ended March 31, 2001;

          15. Consolidated Balance Sheets as of June 30, 2001 (unaudited) and December 31, 2000 (audited);

          16. Consolidated Statements of Operations and Retained Earnings (unaudited) for the three months ended June 30, 2001 and June 30, 2000, and for the six months ended June 30, 2001 and June 30, 2000;

          17. Consolidated Statements of Cash Flow (unaudited) for the three months ended June 30, 2001 and June 30, 2000, and for the six months ended June 30, 2001 and June 30, 2000;

          18. Notes to the Financial Statements (unaudited) for the six months ended June 30, 2001;

          19. Consolidated Balance Sheets as of September 30, 2001 (unaudited) and December 31, 2000 (audited);

          20. Consolidated Statements of Operations and Retained Earnings (unaudited) for the three months ended September 30, 2001 and September 30, 2000, and for the nine months ended September 30, 2001 and September 30, 2000;

          21. Consolidated Statements of Cash Flow (unaudited) for the three months ended September 30, 2001 and September 30, 2000, and for the nine months ended September 30, 2001 and September 30, 2000; and

          22. Notes to the Financial Statements (unaudited) for the nine months ended September 30, 2001.

     (b)     Pro  forma  financial  information.

          1.     Pro  forma Consolidated Balance Sheet as of September 30, 2001;

          2. Pro forma Consolidated Statement of Earnings for the three months ended September 30, 2001;

          3.     Pro  forma  Consolidated  Balance  Sheet  as  of June 30, 2001;

          4. Pro forma Consolidated Statement of Earnings for the year ended June 30, 2001; and

          5.     Notes  to  the  Pro  forma  Consolidated  Financial  Statements
     (unaudited).

      (c)   Exhibits.

            1.  Offer  to  Purchase  dated  November  23,  2001.*

            2. Notice of Change and Extension to offer to Purchase dated December 21, 2001.*

________________
* Filed as an exhibit to Registrant's Current Report on form 8-K filed on January 14, 2002.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          ASPEN GROUP RESOURCES CORPORATION



Dated:  March 18, 2002                    By:  /s/  Jack E. Wheeler
                                               ---------------------------------
                                               Name:  Jack  E.  Wheeler
                                               Title: Chairman of the Board and
                                                      Chief Executive Officer

GRANT THORNTON LLP                                                GRANT THORNTON
CHARTERED ACCOUNTANTS
MANAGEMENT CONSULTANTS
CANADIAN MEMBER FIRM OF
GRANT THORNTON INTERNATIONAL




Auditors'  Report


To  the  Shareholders  of
Endeavour  Resources  Inc.


We have audited the consolidated balance sheets of Endeavour Resources Inc. as at December 31, 2000 and 1999 and the consolidated statements of operations and retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.


Calgary, Alberta                                         /s/  Grant Thornton LLP
May 22, 2001                                               Chartered Accountants




Suite 2800
500 - 4 Avenue SW
Calgary, Alberta T2P 2V6
Tel: (403) 260-2500
Fax: (403) 260-2571

GRANT THORNTON LLP                                                GRANT THORNTON
CHARTERED ACCOUNTANTS
MANAGEMENT CONSULTANTS
CANADIAN MEMBER FIRM OF
GRANT THORNTON INTERNATIONAL



Auditors'  Report


To  the  Shareholders  of
Endeavour  Resources  Inc.


We have audited the consolidated balance sheets of Endeavour Resources Inc. as at December 31, 1999 and 1998 and the consolidated statements of operations and retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles.


Calgary, Alberta                                         /s/  Grant Thornton LLP
May 31, 2000                                               Chartered Accountants




Suite 2800
500 - 4 Avenue SW
Calgary, Alberta T2P 2V6
Tel: (403) 260-2500
Fax: (403) 260-2571

CONSOLIDATED  BALANCE  SHEETS

December 31                                             1999                  1998
------------------------------------------------------------------------------------------
                                                                      (restated - note 9)
ASSETS
Current
  Cash                                          $           101,795   $            26,994
  Accounts receivable                                       462,069               218,124
  Advances to operators                                      39,194                97,838
  Due from related company (note 10)                              -             1,395,254
  Current portion of contract receivable                     42,000                42,000
                                                --------------------  --------------------
                                                            645,058             1,780,210

Contract receivable (note 4)                                137,786               175,235
Investment and advances (note 6)                          3,216,105             1,586,915
Property and equipment (note 3)                           6,549,955             5,658,174
                                                --------------------  --------------------

                                                $        10,548,904   $         9,200,534
                                                ====================  ====================

LIABILITIES
Current
  Accounts payable and accrued liabilities      $           448,756   $           266,918
  Due to related companies (note 10)                        198,270               863,457
  Current portion of contract payable (note 4)               13,200                12,840
  Current portion of long-term debt (note 5)                      -               390,000
                                                --------------------  --------------------
                                                            660,226             1,533,215

Contract payable (note 4)                                    43,972                56,242
Long-term debt (note 5)                                   1,080,000               320,000
Provision for site restoration costs (note 3)               167,855               108,571
Future income taxes (note 8)                              1,422,175             1,038,933
                                                --------------------  --------------------
                                                          3,374,228             3,056,961
                                                --------------------  --------------------
SHAREHOLDERS' EQUITY
Capital stock (note 7)                                    6,043,023             5,014,223
Retained earnings                                         1,131,653             1,129,350
                                                --------------------  --------------------
                                                          7,174,676             6,143,573
                                                --------------------  --------------------

                                                $        10,548,904   $         9,200,534
                                                ====================  ====================


Commitments, contingencies and measurement uncertainty (note 12)


On behalf of the Board

"Jeffrey J. Chad"(signed)     Director       "Allan J. Kent"(signed)    Director
---------------------------                  ------------------------



See accompanying notes to the consolidated financial statements.

CONSOLIDATED  STATEMENTS  OF
OPERATIONS  AND  RETAINED  EARNINGS


Year ended December 31                          1999                  1998
----------------------------------------------------------------------------------
                                                              (restated - note 9)
REVENUE
  Petroleum and natural gas sales       $         3,324,537   $         2,140,606
  Less royalties, net                              (797,064)             (407,062)
                                        --------------------  --------------------
                                                  2,527,473             1,733,544
                                        --------------------  --------------------

EXPENSES
  Operating                                       1,088,234               788,376
  Depletion and depreciation                        916,712               826,032
  Site restoration costs                             59,284                39,833
  General and administrative                        629,679               406,088
  Interest on long-term debt                         76,445                83,971
                                        --------------------  --------------------
                                                  2,770,354             2,144,300
                                        --------------------  --------------------

Loss from operations                               (242,881)             (410,756)
                                        --------------------  --------------------
OTHER
  Interest income                                         -                32,619
  Gain on sale of investment                              -                11,627
                                        --------------------  --------------------
                                                          -                44,246
                                        --------------------  --------------------

Loss before income taxes                           (242,881)             (366,510)

Income taxes (note 8)                               245,184               265,006
                                        --------------------  --------------------

NET EARNINGS (LOSS)                     $             2,303   $          (101,504)
                                        ====================  ====================

Retained earnings, beginning of year
  - as previously reported              $         1,051,383   $         1,215,493
  Change in accounting policy (note 9)               77,967                15,361
                                        --------------------  --------------------

  - as restated                                   1,129,350             1,230,854

Net earnings (loss)                                   2,303              (101,504)
                                        --------------------  --------------------

RETAINED EARNINGS, END OF YEAR          $         1,131,653   $         1,129,350
                                        ====================  ====================

NET EARNINGS (LOSS) PER SHARE           $              0.00   $             (0.00)
                                        ====================  ====================



See accompanying notes to the consolidated financial statements.

CONSOLIDATED  STATEMENTS
OF  CASH  FLOW

Year ended December 31                                        1999                  1998
-----------------------------------------------------------------------------------------------
                                                                            (restated - note 9)
Cash derived from (applied to)

OPERATING
  Net earnings (loss)                                 $             2,303   $          (101,504)
  Depletion and depreciation                                      916,712               826,032
  Site restoration costs                                           59,284                39,833
  Future income taxes recoverable                                (295,231)             (265,006)
  Gain on sale of investment                                            -               (11,627)
                                                      --------------------  --------------------

  Cash flow from operations                                       683,068               487,728

  Change in non-cash operating working capital                   (216,850)             (596,778)
                                                      --------------------  --------------------
                                                                  466,218              (109,050)
                                                      --------------------  --------------------

FINANCING
  Repayment of bank debt                                         (390,000)           (1,155,000)
  Proceeds from bank debt                                         760,000               450,000
  Issue of common shares, net of issuance costs                 1,616,000               557,000
  Change in non-cash financing working capital                   (573,915)              842,964
                                                      --------------------  --------------------
                                                                1,412,085               694,964
                                                      --------------------  --------------------

INVESTING
  Increase in Cubacan investment                                 (187,241)                    -
  Advances to Cubacan                                          (1,441,948)                    -
  Proceeds on disposal of Cubacan investment                            -               100,000
  Business acquisitions                                                 -              (579,108)
  Acquisition of furniture and equipment                          (28,523)                    -
  Prepaid gas contract net of contract payable                     25,539                27,545
  Acquisition of Canadian petroleum and natural gas
    properties and equipment                                   (1,437,380)             (933,399)
  Disposal of Canadian petroleum and natural gas
    properties and equipment                                            -             1,898,358
  Acquisition of U.S. petroleum and natural gas
    properties and equipment                                     (342,591)             (156,074)
  Change in non-cash investing working capital                  1,608,642              (947,913)
                                                      --------------------  --------------------
                                                               (1,803,502)             (590,591)
                                                      --------------------  --------------------

NET CHANGE IN CASH                                                 74,801                (4,677)
                                                      --------------------  --------------------

CASH,
  Beginning of year                                                26,994                31,671

  END OF YEAR                                         $           101,795   $            26,994
                                                      ====================  ====================

CASH FLOW FROM OPERATIONS PER SHARE                   $              0.03   $              0.02
                                                      ====================  ====================


See accompanying notes to the consolidated financial statements.

NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS

Years  ended  December  31,  1999  and  1998
--------------------------------------------------------------------------------

1.   NATURE  OF  OPERATIONS  AND  BASIS  OF  PRESENTATION

     The Company is engaged primarily in the exploration for, development and production of petroleum and natural gas in Canada and the United States. All revenues and expenses during the current year were from Canadian operations. These consolidated financial statements include the accounts of the Company and its two wholly-owned subsidiaries, 615434 Alberta Ltd. and Endeavour Resources Limited.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     These consolidated financial statements have been prepared in accordance with generally accepted accounting principles, and reflect the following policies:

     a)   PETROLEUM AND NATURAL GAS PROPERTIES AND EQUIPMENT
          The Company follows the full cost method of accounting for its petroleum and natural gas operations. All costs of exploring for and developing oil and gas reserves are capitalized, including land acquisition costs, geological and geophysical costs, carrying charges on nonproducing properties, costs of drilling both productive and non-productive wells, production equipment costs, related overhead costs, and capitalized interest related to unproven properties and major development projects. Such costs, net of proceeds from minor disposal of property, are accumulated, depleted and depreciated on a country-by-country basis by using the unit-ofproduction method based on estimated gross proved reserves of oil and natural gas. Oil and natural gas production and reserves are converted into equivalent units based upon estimated relative energy content.

          Costs of acquiring and evaluating unproved properties and major development projects are excluded from depletion and depreciation calculations until it is determined whether or not proved reserves are attributable to the properties, the major development projects are completed, or impairment occurs.

          The capitalized costs less accumulated depletion, depreciation and future income taxes are limited to an amount equal to the estimated net revenue from proved reserves (based on prices and costs at the balance sheet date) less estimated future general and administrative expenses, financing costs and taxes.

          Resource expenditure deductions for income tax purposes related to exploration and development activities funded by flow-through share arrangements are renounced to investors in accordance with income tax legislation. Capital stock is reduced and future income taxes are increased by the estimated tax benefits transferred to shareholders. Gains or losses are recognized upon the sale or disposition of properties if either proved reserves of those properties are significant in relation to the Company's total reserves or the sale or disposition is that of a major development project.

     b)   FUTURE  SITE  RESTORATION  AND  ABANDONMENT  COSTS

          Estimated future costs relating to site restoration and abandonments are provided for over the life of proved reserves on a unit-of-production basis. Costs are estimated, net of expected recoveries, based upon current legislation, costs, technology and industry standards. The annual provision is recorded as additional depletion and depreciation. The accumulated provision is reflected as a non-current liability and actual expenditures are charged against the accumulated provision when incurred.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     c)   JOINT  OPERATIONS
          Certain of the petroleum and natural gas activities are conducted jointly with others. These consolidated financial statements reflect only the Company's proportionate interest in such activities.

     d)   INVESTMENT
          Investment in Cubacan Exploration Inc. is accounted for using the cost method.

     e) NET EARNINGS (LOSS) AND CASH FLOW FROM OPERATIONS PER SHARE Net earnings (loss) and cash flow from operations per common share are calculated based upon the weighted average number of common shares outstanding during the year (note 7c). Fully diluted per share amounts are not provided where the exercise of options is non-dilutive.

     f)   FINANCIAL  INSTRUMENTS
          The Company has estimated the fair value of its financial instruments which include cash, accounts receivable, advances to operators, due to and from related companies, contract receivable and payable, accounts payable and accrued liabilities, and long-term debt. The Company used valuation methodologies and market information available as at year end and unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from their financial instruments. It has been determined that the carrying amounts of such financial instruments approximate fair value in all cases, unless otherwise noted.

     g)   USE  OF  ESTIMATES
          The preparation of the consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from and affect the results reported in these consolidated financial statements (note 12).

     h)   FOREIGN  CURRENCY
          Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange in effect at the date of the consolidated balance sheet. Nonmonetary items are translated at the rate of exchange in effect when the assets were acquired or obligations incurred. Foreign exchange gains or losses arising from the settlement of foreign currency denominated items associated with exploration activities are capitalized in the related petroleum and natural gas properties. Other assets and liabilities and items affecting income are converted at rates of exchange in effect at the date of the transaction.

     i)   INCOME  TAXES
          Income taxes are calculated using the liability method of tax allocation accounting. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate future income tax liabilities or assets. Future income tax liabilities or assets are calculated using tax rates anticipated to apply in the periods that the temporary differences are expected to reverse. Temporary differences arising on acquisitions result in future income tax liabilities or assets.

     j)   STATEMENT  OF  CASH  FLOW
          The Company has adopted in the current year, the Handbook requirements of the Canadian Institute of Charted Accountants in preparing its statement of cash flow. Certain of the comparative figures for the year ended December 31, 1998 have been restated to reflect the presentation adopted in the current year.

3.   PROPERTY AND EQUIPMENT

                                                                     1999        1998
                                                   Accumulated    ----------  ----------
                                                  Depletion and    NET BOOK    Net Book
                                       Cost       Depreciation      VALUE       Value
                                    -----------  ---------------  ----------  ----------
     CANADIAN
     Petroleum and natural gas
       properties and equipment     $ 9,603,790  $   (3,587,906)  $6,015,884  $5,486,366
     Office furniture and fixtures       72,652         (37,247)      35,405      15,734
                                    -----------  ---------------  ----------  ----------
                                      9,676,442      (3,625,153)   6,051,289   5,502,100
     UNITED STATES
     Petroleum and natural gas
       properties and equipment         498,666               -      498,666     156,074
                                    -----------  ---------------  ----------  ----------
                                    $10,175,108  $   (3,625,153)  $6,549,955  $5,658,174
                                    ===========  ===============  ==========  ==========

     a)   SITE RESTORATION AND ABANDONMENTS
          At December 31, 1999 the costs, net of expected recoveries, relating to future site restoration and abandonments are estimated to be $389,202 (1998 - $315,799) of which $167,855 (1998 - $108,571) has been  provided  for  in  the  consolidated  financial  statements.

     b)   DEPLETION  AND  DEPRECIATION
          In accordance with the Companys accounting policies, the amount of $498,666 (1998 - $156,074) attributable to the United States petroleum and natural gas properties and equipment were excluded from this calculation as these properties were in the pre-production stage.

     c)   CAPITALIZED  OVERHEAD
          During the year the Company capitalized overhead expenditures directly relating to exploration and development activities in the amount of $213,920 (1998 - $99,407).

4.   CONTRACT  RECEIVABLE  AND  PAYABLE

                                  1999       1998
                                ---------  ---------
        Contract receivable     $179,786   $217,235
          Less current portion   (42,000)   (42,000)
                                ---------  ---------
                                $137,786   $175,235
                                =========  =========
        Contract payable        $ 57,172   $ 69,082
          Less current portion   (13,200)   (12,840)
                                ---------  ---------
                                $ 43,972   $ 56,242
                                =========  =========

     At December 31, 1999, the contract receivable is comprised of a Production Pre-Purchase Agreement for volumes of gas to be delivered to the Company from interests held by a related private company.

5.   LONG-TERM  DEBT
                                                           1999       1998
     Demand, revolving and reducing production loan
     bearing interest at prime plus 1.5%, secured by a
     5 million fixed and floating charge debenture
     covering various petroleum and natural gas leases   $1,080,000  $710,000

     Less current portion                                         -   390,000
                                                         ----------  --------

                                                         $1,080,000  $320,000
                                                         ==========  ========

     During the year, the Company increased the demand, revolving and reducing production loan to $1,750,000. Commencing December 1, 1999 and on the first day of each month thereafter, the maximum available principal amount of the loan shall be permanently reduced and repaid, to the extent outstanding, in 35 equal monthly principal amounts of $50,000. The result of this would reduce the maximum principal amount to be outstanding at December 31, 2000 to $1,100,000. As the current balance of $1,080,000 is less than this amount, no principal payments are required over the current year, and as such, no current portion is required to be shown in these financial statements.

6.   INVESTMENT AND ADVANCES
                                                          1999        1998
                                                       ----------  ----------
     CUBACAN EXPLORATION INC
     ADVANCES
         Advances to Cubacan                           $1,441,948  $1,395,254
         Less current portion                                   -   1,395,254
                                                       ----------  ----------
                                                        1,441,948           -

     INVESTMENT
         Common shares - 7,870,676 (1998 - 4,750,000)   1,774,156   1,586,915
         A Warrants - 3,120,676 (1998 - nil)                    -           -
         B Warrants - 3,120,676 (1998 - nil)                    -           -
                                                       ----------  ----------

                                                       $3,216,104  $1,586,915
                                                       ==========  ==========

     a) During the year, the Company received 4,750,000 rights, by way of a Prospectus Rights Offering, for each common share held in Cubacan Exploration Inc. Two rights entitled the Company to purchase one Unit of Cubacan, each Unit consisting of one common share, one A Warrant and one B Warrant at a price of $0.06 per Unit. Two A Warrants will entitle the Company to acquire one additional common share at an exercise price of $0.15 until June 30, 2000, and two B Warrants will entitle the Company to acquire one additional common share at an exercise price of $0.25 until December 31, 2000.

     b) On December 22, 1999, the Company exercised all of its rights along with an additional 1,490,352 rights. In exercising these rights, the Company acquired an additional 2,375,000 common shares plus the additional subscription for 745,676 common shares for a total additional investment in Cubacan of 3,120,676 common shares at a cost of $0.06 per share.

     c) On December 31, 1999, the closing share price of Cubacan Exploration Inc. was $0.06 for a market value of $472,241 (1998 - $0.08, market value $380,000).

7.   CAPITAL  STOCK

     The  Company  was  incorporated  on  February  12,  1987 under the Business
     Corporations  Act  (Alberta)  with  the  following  capital:

AUTHORIZED
     Unlimited  number  of  common  shares

     ISSUED                                       1999                    1998
                                                  ----                    ----
                                          NUMBER OF               Number of
                                            SHARES      AMOUNT      Shares      Amount
                                          ----------  ----------  ----------  ----------
     COMMON SHARES ISSUED
       Beginning of year                  24,523,152  $5,014,223  20,809,823  $4,702,303

     TRANSACTIONS DURING THE YEAR
       Stock options exercised             2,000,000     300,000           -           -
       Flow-through share offerings for
       cash, net of estimated tax
       benefit renounced to the
       shareholders of $587,200
       (1998 - $245,080)                   6,064,000     728,800   3,713,329     311,920
                                          ----------  ----------  ----------  ----------

     ISSUED AND OUTSTANDING               32,587,152  $6,043,023  24,523,152  $5,014,223
                                          ==========  ==========  ==========  ==========

     a)   STOCK  OPTIONS
          The Company reserves up to 10% of the outstanding common shares or 3,258,715 common shares under a stock option plan enabling certain officers, directors and key personnel to purchase shares at exercise prices equal to the market price on the date the option is granted.

          As at December 31, 1999, the Company had no outstanding options to acquire common shares (1998 2,000,000 at $0.15 per share).

          During the year, 2,000,000 common shares were issued as a result of the exercising of stock options at an exercise price of $0.15 per share for a total cash consideration of $300,000. Of this amount, $120,000 was advanced to employees to exercise 800,000 of these common shares by way of a non-interest bearing note due December 31, 2000 and secured by these shares. This amount is included in accounts receivable.

     b)   FLOW-THROUGH  SHARES
          During the year, the Company issued 6,064,000 (1998 3,713,329) common shares by way of various flow-through share offerings for a total cash consideration of $1,316,000 (1998 - $557,000). Under the terms of the Flow-through Share Agreements, the Company is required to expend the proceeds of $1,316,000 on qualifying oil and natural gas expenditures prior to February 28, 2001. As at December 31, 1999 the Company has incurred qualifying expenditures of $243,983, leaving an outstanding commitment of $1,072,017.

     c)   WEIGHTED AVERAGE NUMBER OF SHARES                   1999      1998
                                                          ----------  ----------
          Weighted  average  number  of  common  shares
            outstanding  during  the  year                26,201,382  20,819,996
          Fully diluted weighted average number of common
            shares  outstanding  during  the  year        27,826,177  21,088,490

8.   INCOME  TAXES

     a)   INCOME  TAXES
          Future income tax  recovery                        1999         1998
                                                          -----------  -----------
            Tax recovery at 44.7% of loss before
              income taxes                                $ (108,374)  $ (163,537)
            Crown payments not deductible for tax purposes    37,593       32,590
            Attributed Canadian royalty income               (38,917)     (38,915)
            Resource allowance                              (107,589)     (67,593)
            Other                                            (77,944)     (27,551)
                                                          -----------  -----------
                                                            (295,231)    (265,006)

        Current taxes                                         50,047            -
                                                          -----------  -----------

                                                          $ (245,184)  $ (265,006)
                                                          ===========  ===========

     b)   FUTURE  INCOME  TAXES

          The components of the net future income  tax liability are as follows:
                                                             1999         1998
                                                          -----------  -----------
          Future income tax assets
            Non-capital loss carry forwards               $ (169,508)  $ (305,468)
            Future site restoration                          (74,897)     (48,444)
            Share issue costs                                (11,626)     (29,837)
            Other                                           (109,726)    (117,241)
                                                          -----------  -----------
                                                            (365,757)    (500,990)
          Future income tax liabilities
            Property and equipment                         1,787,932    1,539,923
                                                          -----------  -----------

                                                          $1,422,175   $1,038,933
                                                          ===========  ===========

     c)   LOSS  CARRY  FORWARDS

          The Company has $379,800 (1998 - $684,600) of available loss carry forwards for income tax purposes which may be used to reduce future taxable income, the benefit of which has been recognized in these consolidated financial statements. These losses expire in the year 2001.

     d)   TAX  POOLS

          The Company has available the following approximate costs which may be deducted in the prescribed manner to determine future taxable income:

                                                  Rate       1999       1998
                                                 -------  ----------  --------
          Undepreciated  capital  costs          20%-30%  $  556,000  $351,000
          Canadian oil and gas property expense      10%  $  820,000  $442,000
          Canadian development expense               30%  $1,215,000  $594,000
          Canadian exploration expense              100%  $  524,000  $663,000
          Foreign exploration and development
            expense                                  10%  $  500,000  $157,000

9.   CHANGE  IN  ACCOUNTING  POLICY

     During the year, the Company changed its method of accounting for income taxes from the deferral method to the liability method (note 2). This policy has been adopted retroactively resulting in the restatement of 1998 results. The impact of this restatement on the December 31, 1998 consolidated financial statements is as follows:

                                         As
                                      Reported    Adjustment    Restated
                                     -----------  -----------  -----------
     CONSOLIDATED  BALANCE  SHEET
       AS AT DECEMBER 31, 1998
         Property and equipment      $5,964,467   $   306,293  $5,658,174
         Future income taxes         $1,423,193   $   384,260  $1,038,933
         Retained earnings           $1,051,383   $    77,967  $1,129,350
     CONSOLIDATED STATEMENTS OF
       OPERATIONS AND CASH FLOW
       YEAR ENDED DECEMBER 31, 1998
         Future income taxes         $  202,400   $    62,606  $  265,006
         Net loss                    $ (164,110)  $    62,606  $ (101,504)
         Net loss per share          $    (0.01)  $      0.01  $    (0.00)

10.  RELATED  PARTY  TRANSACTIONS

     a)   PROSPECT  OIL  &  GAS  MANAGEMENT  LTD.
          The Company contracts services from Prospect Oil & Gas Management Ltd., a company related by common management and controlled by a director of the Company, for general and administrative, land, development and exploration services for a monthly fee of $35,000. The total contract fees charged during the year ended December 31, 1999 total $420,000 (1998 - $240,000). Other fees and reimbursable costs totaled $50,276 (1998 - $46,514). These transactions were made at normal market prices, terms and conditions.

          Certain of the petroleum and natural gas activities are conducted jointly with Prospect Oil & Gas Management Ltd. at normal industry terms and conditions.

          At December 31, 1999, the Company owed Prospect Oil & Gas Management Ltd. $47,542 (1998 - $664,437) which bears no interest and has no set terms of repayment.

     b)   CUBACAN  EXPLORATION  INC.
          The Company is related by way of common management. The Company is a shareholder of Cubacan Exploration Inc. and at December 31, 1999 owned 7,870,676 common shares (1998 4,750,000) or 15.5% (1998 - 12.2%) of the  outstanding  capital  (note  6).

          At December 31, 1999, Cubacan Exploration Inc. owed the Company $1,441,948 ( 1998 - $1,395,254) as a result of cash advances and reimbursable costs which bear no interest and have no set terms of repayment. These transactions were made at normal prices, terms and conditions.

          The Company has guaranteed the repayment of certain notes payable by Cubacan Exploration Inc. to third parties totaling $292,693 at December 31, 1999 (1998 - $390,514).

     c    RIECHAD  INC.
          The Company contracts Riechad Inc., a Company controlled by a director of the Company, for engineering and management services at a daily fee of $350. The total contract fees charged and accrued during the year ended December 31, 1999 total $87,980 (1998 - $63,700). Other fees and reimbursable costs totaled $40,528 (1998 - $3,528). These transactions were made at normal prices, terms and conditions.

          At December 31, 1999, the Company owed Riechad Inc. $150,728 (1998 - $199,020), which bears no interest and has no set terms of repayment.

11.  ACQUISITIONS

     Effective October 1, 1998, the Company acquired all of the issued and outstanding shares of two private related companies, engaged in oil and gas exploration for cash consideration of $200. The acquisitions of Endeavour Resources Limited and 615434 Alberta Ltd. were made at fair market value and accounted for by the purchase method. The results of operations have been included in these consolidated financial statements from the date of acquisition.

                                              Endeavour
                                              Resources       615434
                                               Limited     Alberta Ltd.      Total
                                             -----------  --------------  -----------
     ASSETS ACQUIRED
       Current assets                        $  785,477   $     888,072   $1,673,549
       Investment in Cubacan                          -         172,950      172,950
       Petroleum and natural gas properties     154,894       1,570,030    1,724,924
                                             -----------  --------------  -----------
                                                940,371       2,631,052    3,571,423
                                             -----------  --------------  -----------
     LIABILITIES ASSUMED
       Current liabilities                      868,694       1,596,108    2,464,802
       Deferred income taxes                          -         527,513      527,513
                                             -----------  --------------  -----------
                                                868,694       2,123,621    2,992,315
                                             -----------  --------------  -----------
     NET NON-CASH ASSETS ACQUIRED                71,677         507,431      579,108

     BANK INDEBTEDNESS ACQUIRED                 (71,577)       (507,331)    (578,908)
                                             -----------  --------------  -----------

                                             $      100   $         100   $      200
                                             ===========  ==============  ===========
     FUNDED BY
       Cash                                  $      100   $         100   $      200
                                             ===========  ==============  ===========

12.  COMMITMENTS,  CONTINGENCIES  AND  MEASUREMENT  UNCERTAINTY

     a)   COMMITMENT
          Under the terms of various flow-through share agreements, the Company is required to expend $1,072,017 on qualifying oil and natural gas expenditures prior to February 28, 2001 (note 7b). Management is of the opinion that the commitment to expend these qualifying expenditures will be met.

     b)   MEASUREMENT UNCERTAINTY
          The preparation of these consolidated financial statements requires managements best estimate related to events whose outcome will not be fully resolved until future periods. The Companys Advances and Investment in Cubacan Exploration Inc. are recorded at cost, and management believes that Cubacan will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. Cubacan requires the continuing financial support of its lenders and additional financing in order to fund its existing obligations. Management of Cubacan intends to raise the required financing through a combination of equity issues, the exercising of its A and B warrants, financings and farm-outs. Changes in the ultimate outcome of these events or in the significant assumptions made by management could result in a material impairment in the carrying value of these assets.

     c)   GUARANTEES
          The Company has guaranteed the repayment of certain notes payable by Cubacan Exploration Inc. to third parties totaling $292,693 at December 31, 1999 (1998 - $390,514).

     d)   LITIGATION
          During a prior year, the Company was named in a lawsuit claiming against the Company and others jointly and severally a 25% working interest in the Namaka area. All interests in the Namaka area acquired by the Company and other corporate defendants were legally acquired. It is therefore the opinion of the management of the Company that the claim is without merit and will ultimately be dismissed by the Courts. During this prior year, the Company filed a counterclaim requesting damages in the amount of $2,250,000 (note 13).

13.  SUBSEQUENT  EVENT

     Subsequent to the year end, all parties agreed to settle the outstanding lawsuit and the counterclaim as outlined above (note 12d), by mutually releasing each other from any further actions and discontinuing their respective lawsuits.

------------------------------------------------------------------------

ENDEAVOUR  RESOURCES  INC.
CONSOLIDATED  BALANCE  SHEETS

December  31                                        2000          1999
------------------------------------------------------------------------

ASSETS
Current
  Cash and term deposits                        $ 1,798,142  $   101,795
  Accounts receivable                             1,996,527      462,069
  Advances to operators                             454,895       39,194
  Due from related company (note 10)                714,543            -
  Current portion of contract receivable             35,000       42,000
                                                -----------  -----------
                                                  4,999,107      645,058

Contract receivable (note 4)                        109,902      137,786
Investment and advances (note 6)                  1,548,400    3,216,105
Property and equipment (note 3)                  11,317,025    6,549,955
                                                -----------  -----------

                                                $17,974,434  $10,548,904
                                                ===========  ===========

LIABILITIES
Current
  Accounts payable and accrued liabilities      $ 2,349,465  $   448,756
  Due to related companies (note 10)                125,104      198,270
  Current portion of contract payable (note 4)       11,000       13,200
  Current portion of long-term debt (note 5)      1,130,000            -
                                                -----------  -----------
                                                  3,615,569      660,226

Contract payable (note 4)                            35,079       43,972
Long-term debt (note 5)                           3,150,000    1,080,000
Provision for site restoration costs (note 3)       253,652      167,855
Future income taxes (note 9)                      1,803,653    1,422,175
                                                -----------  -----------
                                                  8,857,953    3,374,228
                                                -----------  -----------

SHAREHOLDERS' EQUITY
Capital stock (note 7)                            7,336,203    6,043,023
Special warrants (note 8)                         1,249,750            -
Retained earnings                                   530,528    1,131,653
                                                -----------  -----------
                                                  9,116,481    7,174,676
                                                -----------  -----------

                                                $17,974,434  $10,548,904
                                                ===========  ===========


Commitments  (note 12)


On behalf of the Board

"Jeffrey J. Chad"(signed)     Director       "Allan J. Kent"(signed)    Director
---------------------------                  ------------------------


See accompanying notes to the consolidated financial statements.

---------------------------------------------------------------------------------

ENDEAVOUR  RESOURCES  INC.
CONSOLIDATED  STATEMENTS  OF
OPERATIONS  AND  RETAINED  EARNINGS

Year ended December  31                                    2000          1999
---------------------------------------------------------------------------------

REVENUE
  Petroleum and natural gas sales                       $ 6,232,970   $3,324,537
  Less royalties, net                                    (1,709,135)    (797,064)
                                                        ------------  -----------
                                                          4,523,835    2,527,473
                                                        ------------  -----------

EXPENSES
  Operating                                               1,496,986    1,088,234
  Depletion and depreciation                              1,609,664      975,996
  General and administrative                                652,606      629,679
  Interest on long-term debt                                175,430       76,445
                                                        ------------  -----------
                                                          3,934,686    2,770,354
                                                        ------------  -----------

Earnings (loss) from operations before income taxes
  and the following                                         589,149     (242,881)

Income taxes (note 9)                                       (82,674)     245,184
                                                        ------------  -----------

NET EARNINGS FROM OPERATIONS BEFORE THE UNDERNOTED          506,475        2,303

Other
  Provision for write down of investment and advances
    (net of income taxes (note 6))                       (1,107,600)           -
                                                        ------------  -----------

NET (LOSS) EARNINGS                                     $  (601,125)  $    2,303
                                                        ============  ===========

Retained earnings, beginning of year                    $ 1,131,653   $1,129,350

Net (loss) earnings                                        (601,125)       2,303
                                                        ------------  -----------

RETAINED EARNINGS, END OF YEAR                          $   530,528   $1,131,653
                                                        ============  ===========


NET EARNINGS PER SHARE FROM OPERATIONS                  $      0.02   $     0.00
                                                        ============  ===========

NET (LOSS) EARNINGS PER SHARE                           $     (0.02)  $     0.00
                                                        ============  ===========


See accompanying notes to the consolidated financial statements.

--------------------------------------------------------------------------------------------

ENDEAVOUR  RESOURCES  INC.
CONSOLIDATED  STATEMENTS
OF  CASH  FLOW

Year ended December  31                                               2000          1999
--------------------------------------------------------------------------------------------

Cash derived from (applied to)

OPERATING
  Net (loss) earnings                                             $  (601,125)  $     2,303
  Provision for write down of investment and
    advances (net of income taxes)                                  1,107,600             -
  Depletion and depreciation                                        1,609,664       975,996
  Future income taxes recoverable                                     132,721      (295,231)
                                                                   ----------  -------------

  Cash flow from operations                                         2,248,860       683,068

  Change in non-cash operating working capital                       (416,791)     (216,850)
                                                                   ----------  -------------
                                                                    1,832,069       466,218
                                                                   ----------  -------------

FINANCING
  Repayment of bank debt                                                    -      (390,000)
  Proceeds from bank debt                                           1,600,000       760,000
  Issue of common shares for stock options                                  -       300,000
  Issue of flow-through common shares                                 300,000     1,316,000
  Issue of flow-through special warrants, net of issuance costs     2,309,000             -
  Change in non-cash financing working capital                         83,976      (573,915)
                                                                   ----------  -------------
                                                                    4,292,976     1,412,085
                                                                   ----------  -------------

INVESTING
  Increase in Cubacan investment                                            -      (187,241)
  Advances to Cubacan                                                (332,295)   (1,441,948)
  Business acquisition                                               (499,884)            -
  Acquisition of furniture and equipment                               (8,656)      (28,523)
  Prepaid gas contract net of contract payable                         23,791        25,539
  Acquisition of Canadian petroleum and natural gas
    properties and equipment                                       (2,426,379)   (1,437,380)
  Acquisition of U.S. petroleum and natural gas
    properties and equipment                                         (541,745)     (342,591)
  Change in non-cash investing working capital                       (643,530)    1,608,642
                                                                   ----------  -------------
                                                                   (4,428,698)   (1,803,502)
                                                                   ----------  -------------

NET CHANGE IN CASH                                                  1,696,347        74,801

CASH,
  Beginning of year                                                   101,795        26,994
                                                                   ----------  -------------

  END OF YEAR                                                     $ 1,798,142   $   101,795
                                                                   ==========  =============

CASH FLOW FROM OPERATIONS PER SHARE                               $      0.07   $      0.03
                                                                   ==========  =============


See accompanying notes to the consolidated financial statements.

--------------------------------------------------------------------------------

ENDEAVOUR  RESOURCES  INC.
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS

Years  ended  December  31,  2000  and  1999
--------------------------------------------------------------------------------

1.   NATURE  OF  OPERATIONS  AND  BASIS  OF  PRESENTATION

     The Company is engaged primarily in the exploration for, development and production of petroleum and natural gas in Canada and the United States. Greater than 95% of the revenues and expenses during the current year were from Canadian operations and accordingly segmented information has not been provided. These consolidated financial statements include the accounts of the Company and its three wholly-owned subsidiaries, Lyse Petroleum Ltd., 615434 Alberta Ltd., Endeavour Resources Limited and its partnership interest in ERU Oil & Gas Management.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles, and reflect the following policies:

     a)   PETROLEUM  AND  NATURAL  GAS  PROPERTIES  AND  EQUIPMENT
          The Company follows the full cost method of accounting for its petroleum and natural gas operations. All costs of exploring for and developing oil and gas reserves are capitalized, including land acquisition costs, geological and geophysical costs, carrying charges on nonproducing properties, costs of drilling both productive and non-productive wells, production equipment costs, related overhead costs, and capitalized interest related to unproven properties and major development projects. Such costs, net of proceeds from minor disposal of property, are accumulated, depleted and depreciated on a country-by-country basis by using the unit-of-production method based on estimated gross proved reserves of oil and natural gas. Oil and natural gas production and reserves are converted into equivalent units based upon estimated relative energy content.

          Costs of acquiring and evaluating unproved properties and major development projects are excluded from depletion and depreciation calculations until it is determined whether or not proved reserves are attributable to the properties, the major development projects are completed, or impairment occurs.

          The capitalized costs less accumulated depletion, depreciation and future income taxes are limited to an amount equal to the estimated net revenue from proved reserves (based on prices and costs at the balance sheet date) less estimated future general and administrative expenses, financing costs and taxes.

          Resource expenditure deductions for income tax purposes related to exploration and development activities funded by flow-through share arrangements are renounced to investors in accordance with income tax legislation. Capital stock is reduced and future income taxes are increased by the estimated tax benefits transferred to shareholders.

          Gains or losses are recognized upon the sale or disposition of properties if either proved reserves of those properties are significant in relation to the Company's total reserves or the sale or disposition is that of a major development project.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

     b)   FUTURE  SITE  RESTORATION  AND  ABANDONMENT  COSTS
          Estimated future costs relating to site restoration and abandonments are provided for over the life of proved reserves on a unit-of-production basis. Costs are estimated, net of expected recoveries, based upon current legislation, costs, technology and industry standards. The annual provision is recorded as additional depletion and depreciation. The accumulated provision is reflected as a non-current liability and actual expenditures are charged against the accumulated provision when incurred.

     c)   JOINT  OPERATIONS
          Certain of the petroleum and natural gas activities are conducted jointly with others. These consolidated financial statements reflect only the Company's proportionate interest in such activities.

     d)   INVESTMENT
          Investment in Cubacan Exploration Inc. is accounted for using the cost method (see note 6).

     e)   NET  EARNINGS  AND  CASH  FLOW  FROM  OPERATIONS  PER  SHARE
          Net earnings and cash flow from operations per common share are calculated based upon the weighted average number of common shares outstanding during the year (note 7d). Fully diluted per share amounts are not provided as the exercise of share purchase and special warrants are not materially dilutive.

     f)   FINANCIAL  INSTRUMENTS
          The Company has estimated the fair value of its financial instruments which include cash, accounts receivable, advances to operators, due to and from related companies, contract receivable and payable, accounts payable and accrued liabilities, and long-term debt. The Company used valuation methodologies and market information available as at year-end and unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from their financial instruments. It has been determined that the carrying amounts of such financial instruments approximate fair value in all cases, unless otherwise noted.

     g)   USE  OF  ESTIMATES
          The preparation of the consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from and affect the results reported in these consolidated financial statements (note 12).

     h)   FOREIGN  CURRENCY
          Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange in effect at the date of the consolidated balance sheet. Nonmonetary items are translated at the rate of exchange in effect when the assets were acquired or obligations incurred. Foreign exchange gains or losses arising from the settlement of foreign currency denominated items associated with exploration activities are capitalized in the related petroleum and natural gas properties. Other assets and liabilities and items affecting income are converted at rates of exchange in effect at the date of the transaction.

     i)   INCOME  TAXES
          Income taxes are calculated using the liability method of tax allocation accounting. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate future income tax liabilities or assets. Future income tax liabilities or assets are calculated using tax rates anticipated to apply in the periods that the temporary differences are expected to reverse. Temporary differences arising on acquisitions result in future income tax liabilities or assets.

3.   PROPERTY  AND  EQUIPMENT

                                                                2000         1999
                                                             -----------  ----------
                                              Accumulated
                                             Depletion and    NET BOOK     Net Book
                                  Cost       Depreciation       VALUE       Value
                               -----------  ---------------  -----------  ----------
CANADIAN
Petroleum and natural gas
  properties and equipment     $17,023,607  $   (6,684,942)  $10,338,665  $6,015,884
Office furniture and fixtures      105,578         (61,821)       43,757      35,405
                               -----------  ---------------  -----------  ----------
                                17,129,185      (6,746,763)   10,382,422   6,051,289
UNITED STATES
Petroleum and natural gas
  properties and equipment       1,027,446         (92,843)      934,603     498,666
                               -----------  ---------------  -----------  ----------
                               $18,156,631  $   (6,839,606)  $11,317,025  $6,549,955
                               ===========  ===============  ===========  ==========

     a)   SITE  RESTORATION  AND  ABANDONMENTS
          At December 31, 1999 the costs, net of expected recoveries, relating to future site restoration and abandonments are estimated to be $660,896 (1999 - $389,202) of which $253,652 (1999 - $167,855) has been  provided  for  in  the  consolidated  financial  statements.

     b)   DEPLETION  AND  DEPRECIATION
          In accordance with the Company's accounting policies, the 1999 amount of $498,666 attributable to the United States petroleum and natural gas properties and equipment was excluded from this calculation as these properties were in the pre-production stage.

     c)   CAPITALIZED  OVERHEAD
          During the year the Company capitalized overhead expenditures directly relating to exploration and development activities in the amount of $240,000 (1999 - $213,920).

4.   CONTRACT  RECEIVABLE  AND  PAYABLE

                          2000       1999
                        ---------  ---------
Contract receivable     $144,902   $179,786
  Less current portion   (35,000)   (42,000)
                        ---------  ---------

                        $109,902   $137,786
                        =========  =========

Contract payable        $ 46,079   $ 57,172
  Less current portion   (11,000)   (13,200)
                        ---------  ---------

                        $ 35,079   $ 43,972
                        =========  =========

     At December 31, 2000, the contract receivable is comprised of a Production Pre-Purchase Agreement for volumes of gas to be delivered to the Company from interests held by a related private company.

5.   LONG-TERM  DEBT

                                                         2000         1999
                                                     ------------  ----------
Demand, revolving and reducing production loan
bearing interest at prime plus 1.5%, secured by a
5 million fixed and floating charge debenture
covering various petroleum and natural gas leases
of the Company                                       $ 2,530,000   $1,080,000

Less current portion                                  (1,130,000)           -
                                                     ------------  ----------
                                                       1,400,000    1,080,000

Demand, revolving production loan bearing interest
prime plus 1% with no set terms of repayment,
secured by an $8 million fixed and floating
charge debenture covering various petroleum and
natural gas leases of Lyse Petroleum Ltd.              1,750,000            -
                                                     ------------  ----------

                                                     $ 3,150,000   $1,080,000
                                                     ===========  ===========

     During the year, the Company increased the demand, revolving and reducing production loan to $3,000,000. Commencing September 1, 2000 and on the first day of each month thereafter, the maximum available principal amount of the loan shall be permanently reduced and repaid, to the extent outstanding, in 30 equal monthly principal amounts of $100,000. The result of this would reduce the maximum principal amount to be outstanding at December 31, 2000 to $2,600,000. As the current balance of $2,530,000 is $70,000 less than this amount, principal payments required over the current year are reduced by this same amount.

6.   INVESTMENT  AND  ADVANCES

                                     2000         1999
                                 ------------  ----------
CUBACAN EXPLORATION INC
ADVANCES
  Advances to Cubacan            $ 1,774,244   $1,441,948
  Less provision for write down     (698,085)           -
                                 ------------  ----------
                                   1,076,159    1,441,948
                                 ------------  ----------

INVESTMENT
  Common shares                    1,774,156    1,774,156
  Less provision for write down   (1,301,915)           -
                                 ------------  ----------
                                     472,241    1,774,156
                                 ------------  ----------
                                 $ 1,548,400   $3,216,104
                                 ===========   ==========

     a) On December 31, 2000 and 1999 the Company owned 7,870,676 common shares of Cubacan or 14.7% (1999 - 15.5%) of the outstanding shares, the closing share price of Cubacan was $0.02 for a market value of $157,414 (1999 - $0.06 market value $472,241).

     b) Management believes that with the current negotiations in progress, Cubacan will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. Cubacan will require the continuing financial support of its lenders and additional financing in order to fund its future and existing obligations. Management of Cubacan intends to raise the required financing through a combination of equity issues, financings and farm-outs.

          Notwithstanding the above, the Company's advances and investment in Cubacan Exploration Inc. are recorded at cost less a provision for writedown based on a market value of $0.06 per share.

7.   CAPITAL  STOCK

     The  Company  was  incorporated  on  February  12,  1987 under the Business
     Corporations Act (Alberta) with an unlimited number of common shares authorized.

ISSUED COMMON SHARES                           2000                    1999
                                               ----                    ----
                                        NUMBER OF               Number of
                                         SHARES      AMOUNT      Shares      Amount
                                       ----------------------------------------------
BALANCE, BEGINNING OF YEAR             32,587,152  $6,043,023  24,523,152  $5,014,223

TRANSACTIONS DURING THE YEAR
  Stock options exercised                       -           -   2,000,000     300,000
  Acquisition of subsidiary (note 11)   5,931,790   1,127,040           -           -
  Flow-through share offerings for
    cash, net of estimated tax
    benefit renounced to the
    shareholders of $133,860
    (1999 - $587,200)                   1,200,000     166,140   6,064,000     728,800
                                        ---------------------------------------------

BALANCE, END OF YEAR                   39,718,942  $7,336,203  32,587,152  $6,043,023
                                       ==============================================

     a)   STOCK  OPTIONS
          The Company reserves up to 10% of the outstanding common shares under a stock option plan enabling certain officers, directors and key personnel to purchase shares at exercise prices equal to the market price on the date the option is granted.

                                        2000                 1999
                                        ----                 ----
                                          WEIGHTED                Weighted
                                          AVERAGE                  Average
                                          EXERCISE                Exercise
Options                           SHARES   PRICE       Shares       Price
                                  -----------------------------------------
Outstanding at beginning of year       -            $ 2,000,000   $    0.15
Granted                                -         -            -           -
Exercised                              -         -   (2,000,000)       0.15
Expired                                -         -            -           -
                                  -----------------------------------------
Outstanding at end of year             -                      -
                                  =========================================

          During the 1999 year, 2,000,000 common shares were issued as a result of the exercising of stock options for a cash consideration of $300,000. Of this amount, $120,000 was advanced to employees to exercise 800,000 of these common shares by way of a non-interest bearing note due June 30, 2001 and secured by these shares. This amount is included in accounts receivable. As at December 31, 1999 and 2000, the Company had no outstanding options to acquire common shares.

     b)   FLOW-THROUGH  COMMON  SHARE  OFFERING
          During the year, the Company issued 1,200,000 (1999 - 6,064,000) common shares by way of a flow-through common share offering for a total cash consideration of $300,000 (1999 - $1,316,000). Under the terms of the Flow-through Share Agreements, the Company was required to expend these proceeds on qualifying oil and natural gas expenditures prior to December 31, 2001. As at December 31, 2000 the Company has incurred all of these qualifying expenditures, leaving an outstanding commitment of nil (1999 - $1,072,017).

     c)   SHARE  PURCHASE  WARRANTS
          During the year, the Company acquired all of the issued and outstanding shares of Lyse Petroleum Ltd. for a cash and share consideration (see note 11) which included 2,965,895 share purchase warrants. Each share purchase warrant entitles the holder to acquire one additional common share of the Company at a price of $0.40 until November 30, 2001.

     d)   WEIGHTED AVERAGE NUMBER OF SHARES                   2000        1999
                                                              ----        ----
          Weighted average number of common shares
            outstanding during the year                    33,781,637  26,201,382
          Fully diluted weighted average number of common
            shares outstanding during the year             34,766,857  27,826,177

8.   SPECIAL  WARRANTS

     ISSUED SPECIAL WARRANTS                  2000                   1999
                                              ----                   ----
                                       NUMBER OF              Number of
                                        SHARES      AMOUNT     Shares    Amount
                                       ------------------------------------------
     Balance, beginning of year                -  $        -          -  $     -

     TRANSACTIONS DURING THE YEAR
       Flow-through Series I special
       warrant option offering         5,000,000     662,500          -        -
       Flow-through Series II special
       warrant offering                3,750,000     587,250          -        -
                                       ------------------------------------------
     BALANCE, END OF YEAR              8,750,000  $1,249,750          -  $     -
                                       ==========================================

     a)   FLOW-THROUGH  SPECIAL  WARRANT  OFFERING  -  SERIES  I
          During the year, the Company issued 5,000,000 Series I Special Warrants at an issue price of $0.25 per special warrant for a total cash consideration of $1,250,000 less issuance costs of $30,000 and estimated tax benefit renounced to the holders of $557,500. Each Series I Special Warrant entitles the holder to one Series I Unit with no further compensation being paid upon regulatory approval. Each Series I Unit will be comprised of one common share and one Series I Purchase Warrant. Each Series I Purchase Warrant entitles the holder to purchase one common share at a price of $0.40 on or before November 30, 2001.

     b)   FLOW-THROUGH  SPECIAL  WARRANT  OFFERING  -  SERIES  II
          During the year, the Company issued 3,750,000 Series II Special Warrants at an issue price of $0.30 per special warrant for a total cash consideration of $1,125,000 less issuance costs of $36,000 and estimated tax benefit renounced to the holders of $501,750. Each Series II Special Warrant entitles the holder to one Series II Unit with no further compensation being paid upon regulatory approval. Each Series II Unit will be comprised of one common share and one Series II Purchase Warrant. Each Series II Purchase Warrant entitles the holder to purchase one common share at a price of $0.50 on or before June 28, 2002.

9.   INCOME  TAXES

                                                           2000        1999
                                                        ----------  ----------
     a)   PROVISION  FOR  INCOME  TAXES
          Earnings before income taxes                  $ 589,149   $(242,881)
                                                        ----------  ----------

          Expected tax expense (recovery) at combined
            federal and provincial rate of 44.62%         262,878    (108,374)
          Increase (decrease) resulting from;
            Non deductible crown charges                   56,196      37,593
            Provincial royalty deduction                  (38,917)    (38,917)
            Resource allowance                           (210,107)   (107,589)
            Other                                          12,624     (27,897)
                                                        ----------  ----------

          Provision for future income taxes             $  82,674   $(245,184)
                                                        ==========  ==========

     b)   FUTURE  INCOME  TAXES
          The temporary differences of the net future income tax liability are as follows:

                                                 2000         1999
                                             ------------  -----------
          Future income tax assets
            Non-capital loss carry forwards  $  (328,856)  $ (169,508)
            Future site restoration             (113,180)     (74,897)
            Share issue costs                    (23,559)     (11,626)
            Investments                         (926,780)     (34,380)
            Other                                (86,988)     (75,346)
                                             ------------  -----------
                                              (1,479,363)    (365,757)
          Future income tax liabilities
            Property and equipment             3,283,016    1,787,932
                                             ------------  -----------
                                             $ 1,803,653   $1,422,175
                                             ============  ===========

     c)   LOSS  CARRY  FORWARDS
          The Company has $737,000 (1999 - $379,800) of available loss carry forwards for income tax purposes which may be used to reduce future taxable income, the benefit of which has been recognized in these consolidated financial statements. These losses expire as follows:

                         2001  $379,800
                         2004  $103,700
                         2005  $130,700
                         2006  $122,800

     d)   AVAILABLE  TAX  DEDUCTIONS
          The Company has available the following approximate costs which may be deducted in the prescribed manner to determine future taxable income:

                                        Rate       2000        1999
                                       -------  ----------  ----------
Undepreciated capital costs            20%-30%  $1,281,800  $  556,000
Canadian oil and gas property expense      10%  $1,046,500  $  820,000
Canadian development expense               30%  $1,970,600  $1,215,000
Canadian exploration expense              100%  $1,143,000  $  524,000
Foreign exploration and development
  expense                                  10%  $  931,000  $  500,000

10.  RELATED  PARTY  TRANSACTIONS

     a)   PROSPECT  OIL  &  GAS  MANAGEMENT  LTD.
          The Company contracts services from Prospect Oil & Gas Management Ltd., a company related by common management and controlled by a director of the Company, for general and administrative, land, development and exploration services for a monthly fee of $40,000. The total contract fees charged during the year ended December 31, 2000 total $480,000 (1999 - $420,000). Other fees and reimbursable costs totalled $31,554 (1999 - $50,276). These transactions are in the normal course of operations and measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

          Certain of the petroleum and natural gas activities are conducted jointly with Prospect Oil & Gas Management Ltd. at normal industry terms and conditions.

          At December 31, 2000, Prospect Oil & Gas Management Ltd. owed the Company $714,543 for oil and gas revenues in the normal course, which bears no interest and has no set terms of repayment.

     b)   CUBACAN  EXPLORATION  INC.
          The Company is related by way of common management. The Company is a shareholder of Cubacan Exploration Inc. and at December 31, 2000 and 1999 owned 7,870,676 common shares or 14.7% (1999 - 15.5%) of the outstanding  capital  (note  6).

          At  December  31,  2000,  Cubacan  Exploration  Inc.  owed the Company
          $1,774,244  (1999  -  $1,441,948)  as  a  result  of cash advances and reimbursable costs which bear no interest and have no set terms of repayment. These transactions are in the normal course of operations and are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

          The Company has guaranteed the repayment of certain notes payable by Cubacan Exploration Inc. to third parties totalling $29,349 at December 31, 2000 (1999 - $292,693).

     c)   RIECHAD  INC.  AND  APT  INC.
          The Company contracts Riechad Inc. and APT Inc., companies controlled by a director of the Company, for engineering and management services. The total contract fees charged and accrued during the year ended December 31, 2000 total $140,550 (1999 - $87,980). Other fees and reimbursable costs totaled $34,871 (1999 - $40,528). These transactions are in the normal course of operations and are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

          At December 31, 2000, the Company owed Riechad Inc. $125,104 (1999 - $150,728), which bears no interest and has no set terms of repayment.

11.  BUSINESS  ACQUISITION

     Effective December 4, 2000, the Company acquired all of the issued and outstanding shares of Lyse Petroleum Ltd., a private company, engaged in the oil and gas exploration for share and cash consideration of $1,626,924. The acquisition of Lyse Petroleum Ltd. was made at fair market value and accounted for by the purchase method. The results of operations have been included in these consolidated financial statements from the date of acquisition.

ASSETS ACQUIRED
  Current assets                                 $ 1,024,305
  Petroleum and natural gas properties             3,328,057
  Future income tax recovery                          51,953
                                                 ------------
                                                   4,404,315
                                                 ------------
LIABILITIES ASSUMED
  Current liabilities                              1,152,616
  Future site restoration                             13,900
                                                 ------------
                                                   1,166,516
                                                 ------------

NET NON-CASH ASSETS ACQUIRED                       3,237,799

BANK INDEBTEDNESS ACQUIRED
  Bank loan                                       (1,600,000)
  Overdraft                                          (10,875)
                                                 ------------
                                                 $ 1,626,924
                                                 ============

FUNDED BY
  Cash                                           $   499,884
  Issuance of 5,931,790 Endeavour common shares    1,127,040
                                                 ------------
                                                 $ 1,626,924
                                                 ============

12.  COMMITMENTS

     a)   COMMITMENT
          Under the terms of various flow-through share and special warrant agreements, the Company is required to expend $2,414,304 on qualifying oil and natural gas expenditures prior to December 31, 2001 (note 8). Management is of the opinion that the commitment to expend these qualifying expenditures will be met.

     b)   GUARANTEES
          The Company has guaranteed the repayment of certain notes payable by Cubacan Exploration Inc. to third parties totalling $29,349 at December 31, 2000 (1999 - $292,693).

13.  SUBSEQUENT  EVENT

     The Company filed a Statement of Claim against a private company claiming certain misrepresentations, breaches and wrongful interference with regard to a purchase option and farmout agreement as well as damages in the amount of $3 million. The private company has subsequently filed a statement of defence and counter claim claiming damages in the amount of $6.8 million. Management is of the opinion that the counterclaim is without merit and will ultimately be dismissed by the Courts. The outcome of the litigation at this time is undeterminable.

-----------------------------------------------------------------------

ENDEAVOUR RESOURCES INC.
CONSOLIDATED BALANCE SHEETS
                                              MARCH 31     December 31
                                                2001          2000
-----------------------------------------------------------------------
                                             (UNAUDITED)      (Audited)
ASSETS
Current
  Cash and term deposits                    $  2,281,350  $   1,798,142
  Accounts receivable                          1,300,752      1,996,527
  Advances to operators                          330,411        454,895
  Due from related company                       236,003        714,543
  Current portion of contract receivable          35,000         35,000
                                            ------------  -------------
                                               4,183,516      4,999,107

Contract receivable                              103,103        109,902
Investment and advances                        1,588,812      1,548,400
Property and equipment                        11,588,470     11,317,025
                                            ------------  -------------

                                            $ 17,463,901  $  17,974,434
                                            ============  =============
LIABILITIES
Current
  Accounts payable and accrued liabilities  $  1,522,503  $   2,349,465
  Due to related companies                        99,941        125,104
  Current portion of contract payable             11,000         11,000
  Current portion of long-term debt            1,200,000      1,130,000
                                            ------------  -------------
                                               2,833,444      3,615,569

Contract payable                                  32,916         35,079
Long-term debt                                 2,850,000      3,150,000
Provision for site restoration costs             276,712        253,652
Future income taxes                            2,038,653      1,803,653
                                            ------------  -------------
                                               8,031,725      8,857,953
                                            ------------  -------------
SHAREHOLDERS' EQUITY
Capital stock                                  7,336,203      7,336,203
Special warrants                               1,249,750      1,249,750
Retained earnings                                846,223        530,528
                                            ------------  -------------
                                               9,432,176      9,116,481
                                            ------------  -------------

                                              17,463,901  $  17,974,434
                                            ============  =============

-----------------------------------------------------------------

ENDEAVOUR RESOURCES INC.
CONSOLIDATED STATEMENTS OF
OPERATIONS AND RETAINED EARNINGS
(Unaudited)

Three months ended March 31                 2001         2000
-----------------------------------------------------------------

REVENUE
  Petroleum and natural gas sales        $2,592,022   $1,080,612
  Less royalties, net                      (720,525)    (268,067)
                                         -----------  -----------
                                          1,871,497      812,545
                                         -----------  -----------

EXPENSES
  Operating                                 538,552      382,497
  Depletion and depreciation                513,525      254,050
  General and administrative                209,353      102,652
  Interest on long-term debt                 59,372       28,730
                                         -----------  -----------
                                          1,320,802      767,929
                                         -----------  -----------

Earnings from operations                    550,695       44,616

Income taxes                               (235,000)     (27,918)
                                         -----------  -----------

NET EARNINGS                             $  315,695   $   16,698
                                         ===========  ===========

Retained earnings, beginning of period      530,528    1,131,653

Net earnings                                315,695       16,698
                                         -----------  -----------

RETAINED EARNINGS, END OF PERIOD         $  846,223   $1,148,351
                                         ===========  ===========

NET EARNINGS PER SHARE                   $     0.01   $     0.00
                                         ===========  ===========

-----------------------------------------------------------------------------------

ENDEAVOUR RESOURCES INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

Three months ended March 31                                     2001         2000
-----------------------------------------------------------------------------------

Cash derived from (applied to)

OPERATING ACTIVITIES
  Net earnings                                               $  315,695   $  16,698
  Depletion and depreciation                                    513,525     254,050
  Future income taxes                                           235,000      27,918
                                                             -----------  ----------
  Cash flow from operations                                   1,064,220     298,666

  Change in non-cash operating working capital                  347,353     116,027
                                                             -----------  ----------

                                                              1,411,573     414,693
                                                             -----------  ----------

FINANCING ACTIVITIES
  Issuance of common shares                                           -     300,000
  Notes payable                                                       -     200,000
  Repayment of bank debt                                       (300,000)   (130,000)
  Change in non-cash financing working capital                   44,837    (131,038)
                                                             -----------  ----------
                                                               (255,163)    238,962
                                                             -----------  ----------

INVESTING ACTIVITIES
  Advances to Cubacan                                           (40,412)   (107,469)
  Prepaid gas contract net of contract payable                    4,636       6,782
  Acquisition of Canadian petroleum and natural gas
    properties and equipment                                   (491,708)   (671,617)
  Acquisition of U.S. petroleum and natural gas properties
    and equipment                                              (270,202)          -
  Change in non-cash investing working capital                  124,484      43,168
                                                             -----------  ----------
                                                               (673,202)   (729,136)
                                                             -----------  ----------

NET CHANGE IN CASH                                              483,208     (75,481)

CASH,
  Beginning of period                                         1,798,142     101,795
                                                             -----------  ----------

END OF PERIOD                                                $2,281,350   $  26,314
                                                             ===========  ==========

CASH FLOW FROM OPERATIONS PER SHARE                          $     0.03   $    0.01
                                                             ===========  ==========

--------------------------------------------------------------------------------
ENDEAVOUR  RESOURCES  INC.
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
(Unaudited)

Three  months  ended  March  31,  2001
--------------------------------------------------------------------------------

1.   ACCOUNTING POLICIES

     These interim financial statements have been prepared by management with the same accounting policies and methods of computation as the most recent audited annual financial statements at December 31, 2000, except as outlined in note 2(b) below.

2.   CAPITAL STOCK

     a)   ISSUED COMMON SHARES                          2001                    2000
                                                        ----                    ----
                                               NUMBER OF               Number of
                                                 SHARES      AMOUNT      Shares      Amount
                                               ----------------------------------------------
          BALANCE, BEGINNING OF PERIOD         39,718,942  $7,336,203  32,587,152  $6,043,023

          TRANSACTION DURING THE PERIOD
          Flow-through share offerings for
          cash, net of estimated tax benefit
          renounced to the shareholders of
          133,860                                       -           -   1,200,000     166,140
                                               ----------------------------------------------
          BALANCE, END OF PERIOD               39,718,942  $7,336,203  33,787,152  $6,209,163
                                               ==============================================

     b)   NET EARNINGS AND CASH FLOW FROM OPERATIONS PER SHARE

          Endeavour has adopted, in the first quarter, in accordance with new guidelines from the Canadian Institute of Chartered Accountants, the "treasury stock" method in calculating fully diluted earnings per share and fully diluted cash flow from operations per share amounts, instead of the previous "imputed earnings approach".

          Earnings and cash flow per common share are calculated based upon the weighted average number of common shares outstanding during the period being 39,718,942 (2000 32,987,152). Fully diluted per share amounts are not provided as the exercise of share purchase and special warrants are not materially dilutive.

     c)   SHARE PURCHASE WARRANTS

          During the fourth quarter 2000, the Company acquired all of the issued and outstanding shares of Lyse Petroleum Ltd. for a cash and share consideration which included 2,965,895 share purchase warrants. Each share purchase warrant entitles the holder to acquire one additional common share of the Company at a price of $0.40 until November 30, 2001.

3.  SPECIAL  WARRANTS

     a)   ISSUED SPECIAL SHARES                         2001                    2000
                                                        ----                    ----
                                               NUMBER OF               Number of
                                                 SHARES      AMOUNT      Shares      Amount
                                               ----------------------------------------------
         BALANCE, BEGINNING AND END OF PERIOD   8,750,000  $1,249,750           -  $        -
                                               ==============================================

     b)   FLOW-THROUGH  SPECIAL  WARRANT  OFFERING  SERIES  I

          During the fourth quarter 2000, the Company issued 5,000,000 Series I Special Warrants at an issue price of $0.25 per special warrant for a total cash consideration of $1,250,000 less issuance costs of $30,000 and estimated tax benefit renounced to the holders of $557,500. Each Series I Special Warrant entitles the holder to one Series I Unit with no further compensation being paid upon regulatory approval. Each Series I Unit will be comprised of one common share and one Series I Purchase Warrant. Each Series I Purchase Warrant entitles the holder to purchase one common share at a price of $0.40 on or before November 30, 2001.

     c)   FLOW-THROUGH SPECIAL WARRANT OFFERING SERIES II

          During the fourth quarter 2000, the Company issued 3,750,000 Series II Special Warrants at an issue price of $0.30 per special warrant for a total cash consideration of $1,125,000 less issuance costs of $36,000 and estimated tax benefit renounced to the holders of $501,750. Each Series II Special Warrant entitles the holder to one Series II Unit with no further compensation being paid upon regulatory approval. Each Series II Unit will be comprised of one common share and one Series II Purchase Warrant. Each Series II Purchase Warrant entitles the holder to purchase one common share at a price of $0.50 on or before June 28, 2002.

ENDEAVOUR RESOURCES INC.
CONSOLIDATED BALANCE SHEETS

                                             JUNE 30      December 31
                                                2001             2000
                                          (UNAUDITED)       (Audited)
                                                   $               $
                                          ------------  -------------
ASSETS
Current
  Cash                                          22,708      1,798,142
  Accounts receivable                        1,280,522      1,996,527
  Advances to Operators                        204,027        454,895
  Due from related companies                   228,100        714,543
  Current portion of contract receivable        35,000         35,000
                                          ------------  -------------
                                             1,770,357      4,999,107

Contract receivable                             96,791        109,902
Investment                                   1,604,243      1,548,400
Property and equipment                      12,114,046     11,317,025
                                          ------------  -------------

                                            15,585,437     17,974,434
                                          ============  =============

LIABILITIES
Current
  Accounts payable and accruals              1,416,888      2,349,465
  Due to related companies                     131,302        125,104
  Current portion of contract payable           11,000         11,000
  Current portion of long-term debt                  -      1,130,000
                                          ------------  -------------
                                             1,559,190      3,615,569

Contract payable                                30,910         35,079
Long-term debt                               2,120,000      3,150,000
Provision for site restoration costs           297,363        253,652
Future income taxes                          1,789,662      1,803,653
                                          ------------  -------------
                                             5,797,125      8,857,953
                                          ------------  -------------

SHAREHOLDERS' EQUITY
Capital stock                                7,336,203      7,336,203
Special warrants                             1,249,750      1,249,750
Retained earnings                            1,188,368        530,528
                                          ------------  -------------
                                             9,774,321      9,116,481
                                          ------------  -------------

                                            15,585,437     17,974,434
                                          ============  =============

ENDEAVOUR  RESOURCES  INC.
CONSOLIDATED  STATEMENTS  OF
OPERATIONS  AND  RETAINED  EARNINGS
(Unaudited)

                                         For the three months ended        For six months ended
                                         JUNE 30, 2001     June 30,     JUNE 30, 2001      June 30,
                                          (UNAUDITED)        2000        (UNAUDITED)        2000
                                                         (unaudited)                     (unaudited)
                                                   $              $               $               $
                                        ---------------  ------------  ---------------  ------------
REVENUE
  Petroleum and natural gas sales            1,684,323     1,422,148        4,276,345     2,502,760
  Less royalties, net                         (422,519)     (416,636)      (1,143,044)     (684,703)
                                        ---------------  ------------  ---------------  ------------
                                             1,261,804     1,005,512        3,133,301     1,818,057
                                        ---------------  ------------  ---------------  ------------

EXPENSES
  Operating                                    473,193       349,461        1,011,745       731,958
  Depreciation and depletion                   468,229       249,591          981,754       503,641
  General and administrative                   160,229       101,538          369,582       204,190
  Interest on long-term debt                    53,008        33,480          112,380        62,210
                                        ---------------  ------------  ---------------  ------------
                                             1,154,659       734,070        2,475,461     1,501,999
                                        ---------------  ------------  ---------------  ------------

Earnings before income taxes                   107,145       271,442          657,840       316,058

Income taxes - future                          248,991      (120,491)          13,991      (148,409)
                                        ---------------  ------------  ---------------  ------------

NET EARNINGS                                   356,136       150,951          671,831       167,649
                                        ===============  ============  ===============  ============

Retained earnings, beginning of period         846,223     1,148,351          530,528     1,131,653

Net earnings                                   356,136       150,951          671,831       167,649
                                        ---------------  ------------  ---------------  ------------

RETAINED EARNINGS, END OF PERIOD             1,202,136     1,299,302        1,202,359     1,299,302
                                        ===============  ============  ===============  ============

NET EARNINGS PER SHARE                            0.01          0.00             0.02          0.01
                                        ===============  ============  ===============  ============

ENDEAVOUR  RESOURCES  INC.
CONSOLIDATED  STATEMENTS  OF  CASH  FLOW
(Unaudited)

                                                   For the three months ended       For six months ended
                                                   JUNE 30, 2001     June 30,     JUNE 30, 2001     June 30,
                                                    (UNAUDITED)        2000        (UNAUDITED)        2000
                                                                   (unaudited)                    (unaudited)
                                                             $              $               $              $
                                                  ---------------  ------------  ---------------  ------------
CASH DERIVED FROM (APPLIED TO)
OPERATING ACTIVITIES
  Net earnings                                           356,136       150,951          671,831       167,649
  Depreciation and depletion                             468,229       249,591          981,754       503,641
  Future income taxes recoverable                       (248,991)      120,491          (13,991)      148,409
                                                  ---------------  ------------  ---------------  ------------

  Cash flow from operations                              575,374       521,033        1,639,594       819,699

  Change in non-cash operating working capital          (116,121)        2,763          276,069       118,790
                                                  ---------------  ------------  ---------------  ------------

                                                         459,253       523,796        1,915,663       938,489
                                                  ---------------  ------------  ---------------  ------------

FINANCING ACTIVITIES
  Issue of flow-through common shares                          -             -                -       300,000
  Notes payable                                                -             -                -       200,000
  Repayment of bank debt                              (1,860,000)     (160,000)      (2,160,000)     (290,000)
  Change in non-cash financing working capital                 -       (25,638)               -      (156,676)
                                                  ---------------  ------------  ---------------  ------------

                                                      (1,860,000)     (185,638)      (2,160,000)       53,324
                                                  ---------------  ------------  ---------------  ------------

INVESTING ACTIVITIES
  Advances to Cubacan                                    (15,431)     (116,948)         (55,843)     (224,417)
  Prepaid gas contract, net of contract payable            4,306         6,041            8,942        12,823
  Acquisition of Canadian property &                    (721,052)     (227,392)      (1,212,760)     (899,009)
  equipment
  Acquisition of US property & equipment                (252,102)       (2,719)        (522,304)       (2,719)
  Change in non-cash investing working capital           126,384       (44,868)         250,868        (1,700)
                                                  ---------------  ------------  ---------------  ------------

                                                        (857,895)     (385,886)      (1,531,097)   (1,115,022)
                                                  ---------------  ------------  ---------------  ------------

NET CHANGE IN CASH                                    (2,258,642)      (47,728)      (1,775,434)     (123,209)

Cash, beginning of period                              2,281,350        26,314        1,798,142       101,795
                                                  ---------------  ------------  ---------------  ------------

CASH, END OF PERIOD                                       22,708       (21,414)          22,708       (21,414)
                                                  ===============  ============  ===============  ============


CASH FLOW FROM OPERATIONS PER SHARE                         0.01          0.01             0.04          0.03
                                                  ===============  ============  ===============  ============

ENDEAVOUR  RESOURCES  INC.
NOTES  TO  THE  FINANCIAL  STATEMENTS
(Unaudited)
June  30,  2001

Six  months  ended  June  30,  2001
--------------------------------------------------------------------------------
1.   ACCOUNTING POLICIES

     These interim financial statements have been prepared by management with the same accounting policies and methods of computation as, and should be read in conjunction with, the most recent audited annual financial statements at December 31, 2000, except as outlined in note 2(b) below.

2.   CAPITAL  STOCK

     a)   ISSUED COMMON SHARES
                                                        2001                    2000
                                                        ----                    ----
                                              NUMBER OF               Number of
                                                SHARES      AMOUNT      Shares      Amount
                                              ----------------------------------------------
          BALANCE, BEGINNING OF PERIOD        39,718,942  $7,336,203  32,587,152  $6,043,023

          TRANSACTION DURING THE PERIOD
          Flow-through share offerings for
          cash, net of estimated tax benefit
          renounced to the shareholders of
          $133,860                                     -           -   1,200,000     166,140
                                              ----------------------------------------------

          BALANCE, END OF PERIOD              39,718,942  $7,336,203  33,787,152  $6,209,163
                                              ==============================================

     b)   NET  EARNINGS  AND  CASH  FLOW  FROM  OPERATIONS  PER  SHARE

          Endeavour has adopted, in the first quarter, in accordance with new guidelines from the Canadian Institute of Chartered Accountants, the "treasury stock" method in calculating fully diluted earnings per share and fully diluted cash flow from operations per share amounts, instead of the previous "imputed earnings approach".

          Earnings and cash flow per common share are calculated based upon the weighted average number of common shares outstanding during the period being 39,718,942 (2000 33,391,548). Fully diluted per share amounts are not provided as the exercise of share purchase and special warrants are not materially dilutive.

     c)   SHARE  PURCHASE  WARRANTS

          During the fourth quarter 2000, the Company acquired all of the issued and outstanding shares of Lyse Petroleum Ltd. for a cash and share consideration which included 2,965,895 share purchase warrants. Each share purchase warrant entitles the holder to acquire one additional common share of the Company at a price of $0.40 until November 30, 2001.

3.   SPECIAL  WARRANTS

     a)   ISSUED SPECIAL SHARES                         2001                    2000
                                                        ----                    ----
                                                NUMBER OF               Number of
                                                 SHARES      AMOUNT      Shares      Amount
                                               ----------------------------------------------
         BALANCE, BEGINNING AND END OF PERIOD   8,750,000  $1,249,750           -  $        -
                                               ==============================================

     b)   FLOW-THROUGH  SPECIAL  WARRANT  OFFERING  SERIES  I

          During the fourth quarter 2000, the Company issued 5,000,000 Series I Special Warrants at an issue price of $0.25 per special warrant for a total cash consideration of $1,250,000 less issuance costs of $30,000 and estimated tax benefit renounced to the holders of $557,500. Each Series I Special Warrant entitles the holder to one Series I Unit with no further compensation being paid upon regulatory approval. Each Series I Unit will be comprised of one common share and one Series I Purchase Warrant. Each Series I Purchase Warrant entitles the holder to purchase one common share at a price of $0.40 on or before November 30, 2001.

     c)   FLOW-THROUGH  SPECIAL  WARRANT  OFFERING  SERIES  II

          During the fourth quarter 2000, the Company issued 3,750,000 Series II Special Warrants at an issue price of $0.30 per special warrant for a total cash consideration of $1,125,000 less issuance costs of $36,000 and estimated tax benefit renounced to the holders of $501,750. Each Series II Special Warrant entitles the holder to one Series II Unit with no further compensation being paid upon regulatory approval. Each Series II Unit will be comprised of one common share and one Series II Purchase Warrant. Each Series II Purchase Warrant entitles the holder to purchase one common share at a price of $0.50 on or before June 28, 2002.

4.   SUBSEQUENT  EVENT

     On July 19, 2001, the Company re-negotiated the terms of the bank loans. Upon closing, the $1,750,000 production loan covering the oil and gas leases of Lyse Petroleum Ltd. will be paid out.

     The remaining demand revolving production loan will be decreased to $1,000,000 bearing interest at prime plus 0.75% with principal payments commencing May 1, 2003 of $100,000 per month.

     In addition, a new demand non-revolving production loan in the amount of $3,000,000 will be available bearing interest at prime plus 0.75% with principal payments commencing November 1, 2001 of $100,000 per month.

     The June 30, 2001 financial statements reflect long-term debt in the amount of $2,120,000, leaving an available credit line of $1,880,000.

ENDEAVOUR RESOURCES INC.
CONSOLIDATED BALANCE SHEETS
                                           SEPTEMBER 30    December 31
                                               2001            2000
                                           (UNAUDITED)       (Audited)
                                                    $               $
                                          --------------  -------------
ASSETS
  Current
  Cash                                            96,427      1,798,142
  Accounts receivable                          1,381,998      1,996,527
  Advances to Operators                          113,724        454,895
  Due from related companies                     884,833        714,543
  Current portion of contract receivable          35,000         35,000
                                          --------------  -------------
                                               2,511,982      4,999,107

Contract receivable                               91,115        109,902
Investment and advances                        1,648,266      1,548,400
Property and equipment                        12,539,990     11,317,025
                                          --------------  -------------

                                              16,791,353     17,974,434
                                          ==============  =============

LIABILITIES
Current
  Accounts payable and accruals                1,614,077      2,349,465
  Due to related companies                        37,407        125,104
  Current portion of contract payable             11,000         11,000
  Current portion of long-term debt              540,000      1,130,000
                                          --------------  -------------
                                               2,202,484      3,615,569

Contract payable                                  29,105         35,079
Long-term debt                                 3,100,000      3,150,000
Provision for site restoration costs             313,927        253,652
Future income taxes                            1,646,097      1,803,653
                                          --------------  -------------
                                               7,291,613      8,857,953
                                          --------------  -------------

SHAREHOLDERS' EQUITY
Capital stock                                  7,336,203      7,336,203
Special warrants                               1,249,750      1,249,750
Retained earnings                                913,787        530,528
                                          --------------  -------------
                                               9,499,740      9,116,481
                                          --------------  -------------

                                              16,791,353     17,974,434
                                          ==============  =============

ENDEAVOUR  RESOURCES  INC.
CONSOLIDATED  STATEMENTS  OF
OPERATIONS  AND  RETAINED  EARNINGS
(Unaudited)

                                             For the three months ended          For nine months ended
                                          SEPT 30, 2001    Sept 30, 2000    SEPT 30, 2001    Sept 30, 2000
                                           (UNAUDITED)      (unaudited)      (UNAUDITED)      (unaudited)
                                                $                $                $                $
                                         ---------------  ---------------  ---------------  ---------------

REVENUE
  Petroleum and natural gas sales             1,197,152        1,543,521        5,473,497        4,046,281
  Less royalties, net                          (304,832)        (381,135)      (1,447,876)      (1,065,838)
                                         ---------------  ---------------  ---------------  ---------------
                                                892,320        1,162,386        4,025,621        2,980,443
                                         ---------------  ---------------  ---------------  ---------------

EXPENSES
  Operating                                     521,796          426,473        1,533,541        1,158,431
  Depreciation and depletion                    551,935          258,367        1,533,689          762,008
  General and administrative                    195,884          167,188          565,466          371,378
  Interest on long-term debt                     54,842           52,373          167,222          114,583
                                         ---------------  ---------------  ---------------  ---------------
                                              1,324,457          904,401        3,799,918        2,406,400
                                         ---------------  ---------------  ---------------  ---------------

Earnings (loss) before income taxes            (432,137)         257,985          225,703          574,043
Income taxes - future                           143,565          (62,689)         157,556         (211,098)
                                         ---------------  ---------------  ---------------  ---------------

NET EARNINGS (LOSS)                            (288,572)         195,296          383,259          362,945
                                         ===============  ===============  ===============  ===============

Retained earnings, beginning of period        1,202,359        1,299,302          530,528        1,131,653

Net earnings (loss)                            (288,572)         195,296          383,259          362,945
                                         ---------------  ---------------  ---------------  ---------------

RETAINED EARNINGS, END OF PERIOD                913,787        1,494,598          913,787        1,494,598
                                         ===============  ===============  ===============  ===============

NET EARNINGS (LOSS) PER SHARE                     (0.01)            0.01             0.01             0.01
                                         ===============  ===============  ===============  ===============

ENDEAVOUR  RESOURCES  INC.
CONSOLIDATED  STATEMENTS  OF  CASH  FLOW
(Unaudited)

                                                     For the three months ended          For nine months ended
                                                   SEPT 30, 2001    Sept 30, 2000    SEPT 30, 2001    Sept 30, 2000
                                                    (UNAUDITED)      (unaudited)      (UNAUDITED)      (unaudited)
                                                         $                $                $                 $
CASH DERIVED FROM (APPLIED TO)

OPERATING ACTIVITIES
  Net income (loss)                                     (288,572)         195,296          383,259          362,945
  Depreciation and depletion                             551,935          258,367        1,533,689          762,008
  Future income taxes                                   (143,565)          62,689         (157,556)         211,098
                                                  ---------------  ---------------  ---------------  ---------------

  Cash flow from operations                              119,798          516,352        1,759,392        1,336,051
                                                  ---------------  ---------------  ---------------  ---------------

  Change in non-cash operating working capital          (654,915)          62,439         (378,846)         181,229
                                                  ---------------  ---------------  ---------------  ---------------
                                                        (535,117)         578,791        1,380,546        1,517,280
                                                  ---------------  ---------------  ---------------  ---------------

FINANCING ACTIVITIES
  Issuance of flow-through common shares                       0                0                0          300,000
  Notes payable                                                0                0                0          200,000
  Proceeds from bank debt                              2,420,000        1,560,000        2,420,000        1,560,000
  Repayment of bank debt                                (900,000)               0       (3,060,000)        (290,000)
  Change in non-cash financing working capital                 0          (12,757)               0         (169,433)
                                                  ---------------  ---------------  ---------------  ---------------

                                                       1,520,000        1,547,243         (640,000)       1,600,567
                                                  ---------------  ---------------  ---------------  ---------------

INVESTING ACTIVITIES
  Advances to Cubacan                                    (44,024)         (53,946)         (99,866)        (278,363)
  Prepaid gas contract, net of contract payable            3,870            5,542           12,813           18,365
  Acquisition of Canadian property &                    (864,904)        (441,518)      (2,064,700)      (1,340,527)
  equipment
  Acquisition of US property & equipment                 (96,409)         (39,077)        (631,679)         (41,796)
  Change in non-cash investing working capital            90,303       (1,168,560)         341,171       (1,170,260)

                                                  ---------------  ---------------  ---------------  ---------------

                                                        (911,164)      (1,697,559)      (2,442,261)      (2,812,581)
                                                  ---------------  ---------------  ---------------  ---------------

NET CHANGE IN CASH                                        73,719          428,475       (1,701,715)         305,266

Cash, beginning of period                                 22,708          (21,414)       1,798,142          101,795
                                                  ---------------  ---------------  ---------------  ---------------

CASH, END OF PERIOD                                       96,427          407,061           96,427          407,061
                                                  ===============  ===============  ===============  ===============

CASH FLOW FROM OPERATIONS PER SHARE                         0.00             0.02             0.05             0.04
                                                  ===============  ===============  ===============  ===============

ENDEAVOUR  RESOURCES  INC.
NOTES  TO  THE  FINANCIAL  STATEMENTS
(Unaudited)

Nine  months  ended  September  30,  2001
--------------------------------------------------------------------------------

1.   ACCOUNTING  POLICIES

     These interim financial statements have been prepared by management with the same accounting policies and methods of computation as, and should be read in conjunction with, the most recent audited annual financial statements at December 31, 2000, except as outlined in note 2(b) below.

2.  CAPITAL  STOCK

     a)   ISSUED COMMON SHARES
                                                        2001                    2000
                                                        ----                    ----
                                               NUMBER OF               Number of
                                                SHARES      AMOUNT      Shares      Amount
                                              ----------------------------------------------
          BALANCE, BEGINNING OF PERIOD        39,718,942  $7,336,203  32,587,152  $6,043,023

          TRANSACTION DURING THE PERIOD
          Flow-through share offerings for
          cash, net of estimated tax benefit
          renounced to the shareholders of
          $133,860                                     -           -   1,200,000     166,140
                                              ----------------------------------------------

          BALANCE, END OF PERIOD              39,718,942  $7,336,203  33,787,152  $6,209,163
                                              ==============================================

     b)   NET  EARNINGS  AND  CASH  FLOW  FROM  OPERATIONS  PER  SHARE

          Endeavour has adopted, in the first quarter, in accordance with new guidelines from the Canadian Institute of Chartered Accountants, the "treasury stock" method in calculating fully diluted earnings per share and fully diluted cash flow from operations per share amounts, instead of the previous "imputed earnings approach".

          Earnings and cash flow per common share are calculated based upon the weighted average number of common shares outstanding during the period being 39,718,942 (2000 33,524,378). Fully diluted per share amounts are not provided as the exercise of share purchase and special warrants are not materially dilutive.

     c)   SHARE  PURCHASE  WARRANTS

          During the fourth quarter 2000, the Company acquired all of the issued and outstanding shares of Lyse Petroleum Ltd. for a cash and share consideration which included 2,965,895 share purchase warrants. Each share purchase warrant entitles the holder to acquire one additional common share of the Company at a price of $0.40 until November 30, 2001.

ENDEAVOUR  RESOURCES  INC.
NOTES  TO  THE  FINANCIAL  STATEMENTS  (CONTINUED)
(Unaudited)

Nine  months  ended  September  30,  2001
--------------------------------------------------------------------------------

3.   SPECIAL  WARRANTS

     a)   ISSUED SPECIAL SHARES                         2001                    2000
                                                        ----                    ----
                                                NUMBER OF               Number of
                                                 SHARES      AMOUNT      Shares      Amount
                                               ----------------------------------------------
         BALANCE, BEGINNING AND END OF PERIOD   8,750,000  $1,249,750           -  $        -
                                               ==============================================

     b)   FLOW-THROUGH  SPECIAL  WARRANT  OFFERING  SERIES  I

          During the fourth quarter 2000, the Company issued 5,000,000 Series I Special Warrants at an issue price of $0.25 per Special Warrant for a total cash consideration of $1,250,000 less issuance costs of $30,000 and estimated tax benefit renounced to the holders of $557,500. Each Series I Special Warrant entitles the holder to one Series I Unit with no further compensation being paid upon regulatory approval. Each Series I Unit will be comprised of one common share and one Series I Purchase Warrant. Each Series I Purchase Warrant entitles the holder to purchase one common share at a price of $0.40 on or before November 30, 2001.

     c)   FLOW-THROUGH  SPECIAL  WARRANT  OFFERING  SERIES  II

          During the fourth quarter 2000, the Company issued 3,750,000 Series II Special Warrants at an issue price of $0.30 per Special Warrant for a total cash consideration of $1,125,000 less issuance costs of $36,000 and estimated tax benefit renounced to the holders of $501,750. Each Series II Special Warrant entitles the holder to one Series II Unit with no further compensation being paid upon regulatory approval. Each Series II Unit will be comprised of one common share and one Series II Purchase Warrant. Each Series II Purchase Warrant entitles the holder to purchase one common share at a price of $0.50 on or before June 28, 2002.

4.   SUBSEQUENT  EVENT

     a)   BANK  LOAN

          On July 19, 2001, the Company re-negotiated the terms of the bank loans. Upon closing, which occurred on October 11, 2001, the $850,000 remaining as at September 30, 2001 on the production loan covering the oil and gas leases of Lyse Petroleum Ltd. was paid out.

          The remaining demand revolving production loan was decreased to $1,000,000 bearing interest at prime plus 0.75% with principal payments commencing May 1, 2003 of $100,000 per month.

          In addition, a new demand non-revolving production loan in the amount of $3,000,000 is available bearing interest at prime plus 0.75% with principal payments commencing January 1, 2002 of $100,000 per month.

          The September 30, 2001 financial statements reflect bank debt in the amount of $3,640,000, of which, $3,100,000 is long-term, leaving an available credit line of $360,000.

ENDEAVOUR  RESOURCES  INC.
NOTES  TO  THE  FINANCIAL  STATEMENTS  (CONTINUED)
(Unaudited)

Nine  months  ended  September  30,  2001
--------------------------------------------------------------------------------

     b)   TAKE-OVER  BID

          (i) On October 23, 2001, Aspen Group Resources Corporation ("Aspen") entered into a Pre- Acquisition Agreement with the Company to acquire all of the outstanding common shares, the 5,000,000 Series I Special Warrants and the 3,750,000 Series II Special Warrants on the following terms:

               A) 0.2375 common shares of Aspen plus 0.11875 share purchase warrants of Aspen (each whole share purchase warrant entitling the holder to purchase one common share of Aspen at US$1.25 until September 30, 2002 or US$1.75 thereafter until June 30, 2003) for each common share of Endeavour Resources Inc., and

               B) 0.2375 common shares of Aspen plus 0.11875 share purchase warrants of Aspen (each whole share purchase warrant entitling the holder to purchase one common share of Aspen at US$1.25 until September 30, 2002 or US$1.75 thereafter until June 30, 2003) for each Series I special warrant of Endeavour Resources Inc., and

               C) 0.2375 common shares of Aspen plus 0.11875 share purchase warrants of Aspen (each whole share purchase warrant entitling the holder to purchase one common share of Aspen at US$1.25 until September 30, 2002 or US$1.75 thereafter until June 30, 2003) and 0.2375 Class B Purchase warrants of Aspen (each whole Class B purchase warrant entitling the holder to acquire one common share of Aspen for the US dollar equivalent of Cdn.$2.11 until June 28, 2002) for each Series II special warrant of Endeavour Resources Inc.

          (ii) On October 23, 2001 Aspen entered into a Lock-up Agreement with significant shareholders of the Company, including Endeavour management, holding up to approximately 49% of the issued and outstanding shares of the Company. In addition, Endeavour has agreed to pay a break-up fee of US $500,000 to Aspen in the event of a successful competing bid. Aspen has agreed to pay a break-up fee of US $500,000 to Endeavour in the event that more than 50% of Endeavour shares are not tendered and not acquired by Aspen or if a third party acquires more than 50% of the shares of Aspen.

     c)   CUBACAN  EXPLORATION  INC.

          On November 2, 2001, the Company converted $1,831,531 of its advances to Cubacan Exploration Inc. ("Cubacan") into an additional 18,315,306 common shares of Cubacan. This increases Endeavour's holdings in Cubacan to 26,185,982 common shares (2000 7,870,676) or 33.4% (2000
          14.7%).

                        ASPEN GROUP RESOURCES CORPORATION
                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS


                               SEPTEMBER 30, 2001
                                       AND
                                  JUNE 30, 2001

PRO-FORMA CONSOLIDATED BALANCE SHEET
AS AT SEPTEMBER 30, 2001   (EXPRESSED IN U.S. DOLLARS)

                                                                ASPEN GROUP    ENDEAVOUR                             PRO-FORMA
                                                                 RESOURCES     RESOURCES                           CONSOLIDATED
                                                                CORPORATION       INC.       ADJUSTMENTS   NOTE    AT SEPT 30,01
                                                                (UNAUDITED)   (UNAUDITED)                           (UNAUDITED)
                                                               =================================================================
ASSETS
 CURRENT ASSETS
 Cash                                                          $    254,620   $     61,067  $          -          $      315,687
 Accounts Receivable
   Trade                                                          2,144,034        875,219             -               3,019,253
   Other                                                              3,461         22,166             -                  25,627
 Materials and supplies inventory                                   451,740              -             -                 451,740
 Prepaid expenses                                                   244,480         72,021             -                 316,501
 Due from related company                                                 -        560,365             -                 560,365
   Total current assets                                           3,098,335      1,590,838             -               4,689,173
                                                               ------------------------------------------         ---------------

 PROVED OIL & GAS PROPERTIES (FULL COST METHOD)                  49,365,939      8,726,952       382,714   (2.1)      58,497,794
 net of accumulated depletion of $4,294,603                                                       22,189   (2.2)

 PROPERTY & EQUIPMENT                                             2,547,226         43,496             -               2,590,722
 net of accumulated depreciation of $2,112,323

 OTHER ASSETS
 Investment and advances                                                  -      1,086,042             -               1,086,042
 Notes receivable                                                   203,000              -             -                 203,000
 Note receivable - related party                                    125,000              -             -                 125,000
 Nonmarketable security                                             236,119              -             -                 236,119
 Prepaid expenses                                                   165,816              -             -                 165,816
 Deposits and other assets                                          108,880         57,703             -                 166,583
                                                               ------------------------------------------         ---------------
          TOTAL ASSETS                                         $ 55,850,315   $ 11,505,031  $    404,903          $   67,760,249
                                                               ==========================================         ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
 Accounts payable
   Trade                                                       $  1,994,590   $  1,022,195  $    100,000   (2.1)  $    3,116,785
   Revenue distribution                                             482,568              -             -                 482,568
 Due to related companies                                                 -         23,690             -                  23,690
 Accrued expenses                                                   117,533              -             -                 117,533
 Accrued interest                                                   150,593              -             -                 150,593
                                                               -------------  ------------  -------------         ---------------
                                                                  2,745,284      1,045,885       100,000               3,891,169
 Current maturities of long-term debt                             2,291,243        348,948             -               2,640,191
                                                               -------------  ------------  -------------         ---------------
   Total current liabilities                                      5,036,527      1,394,833       100,000               6,531,360

 LONG-TERM DEBT, LESS CURRENT MATURITIES                         15,799,266      1,981,662             -              17,780,928
 PROVISION FOR SITE RESTORATION                                           -        213,185             -                 213,185
 FUTURE INCOME TAXES                                                      -      1,148,741       158,850   (2.4)       1,307,591
 MINORITY INTERESTS                                                       -              -             -                       -
                                                               ------------------------------------------         ---------------
                                                                 20,835,793      4,738,421       258,850              25,833,064
                                                               ------------------------------------------         ---------------
 STOCKHOLDERS' EQUITY
 Preferred stock, no par value, authorized-unlimited,
  issued-none
 Common stock, no par value , authorized -unlimited,             46,169,125      5,233,945    (5,233,945)  (2.2)      53,218,449
  issued - 19,075,657
                                                                                               7,049,324   (2.1)
 Less subscriptions for 122,535 shares                             (214,436)             -             -                (214,436)
 Warrants and beneficial conversion feature                       2,020,252        840,832      (840,832)  (2.2)       2,020,252
 Accumulated (deficit) earnings                                 (12,960,419)       691,833      (691,833)  (2.2)     (12,960,419)
 Net effect of adjustments on earnings                                    -              -        13,485   (2.3)          13,485
 Tax effect of the purchase price adjustment                              -              -      (150,146)  (2.4)        (150,146)
                                                               ------------------------------------------         ---------------
   Total stockholders' equity                                    35,014,522      6,766,610       146,053              41,927,185
                                                               ------------------------------------------         ---------------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 55,850,315   $ 11,505,031  $    404,903          $   67,760,249
                                                               ==========================================         ===============

See accompanying notes to these financial statements

PRO-FORMA CONSOLIDATED STATEMENT OF EARNINGS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001   (EXPRESSED IN U.S. DOLLARS)

                                                              ASPEN GROUP     ENDEAVOUR                              PRO-FORMA
                                                                RESOURCES     RESOURCES                           CONSOLIDATED
                                                              CORPORATION          INC.    ADJUSTMENTS   NOTE    AT SEPT 30/01
                                                              (UNAUDITED)   (UNAUDITED)                            (UNAUDITED)
                                                             ==================================================================
REVENUE
 Oil & gas sales                                             $  1,978,957   $   577,510   $          -          $    2,556,467
 Product and service revenues                                     353,120             -              -                 353,120
                                                             ------------------------------------------         ---------------
   Total revenues                                               2,332,077       577,510              -               2,909,587
                                                             ------------------------------------------         ---------------

EXPENSES
 Oil and gas production                                           719,133       337,707              -               1,056,840
 Operating expenses                                               307,919             -              -                 307,919
 General and Administrative                                       480,656       126,776                                607,432
 Depreciation and depletion                                       642,519       357,212        (22,189)  (2.3)         977,542
                                                             ------------------------------------------         ---------------
   Total expenses                                               2,150,227       821,695        (22,189)              2,949,733
                                                             ------------------------------------------         ---------------

EARNINGS (LOSS) FROM OPERATIONS                                   181,850      (244,185)        22,189                 (40,146)
                                                             ------------------------------------------         ---------------

OTHER INCOME (EXPENSE)
 Interest and financing expense                                  (258,290)      (35,494)             -                (293,784)
                                                             ------------------------------------------         ---------------
   Total other                                                   (258,290)      (35,494)             -                (293,784)
                                                             ------------------------------------------         ---------------

EARNINGS (LOSS) BEFORE INCOME TAXES AND MINORITY INTERESTS        (76,440)     (279,679)        22,189                (333,930)

INCOME TAX BENEFIT                                                      -        92,915         (8,704)                 84,211
                                                             ------------------------------------------         ---------------

NET EARNINGS (LOSS) BEFORE MINORITY INTERESTS                     (76,440)     (186,764)        13,485                (249,719)

MINORITY INTERESTS                                                    222             -              -                     222
                                                             ------------------------------------------         ---------------

NET EARNINGS (LOSS)                                          $    (76,218)  $  (186,764)  $     13,485          $     (249,497)
                                                             ==========================================         ===============

NET EARNINGS (LOSS) PER SHARE                                      ($0.00)       ($0.00)                                ($0.01)
                                                             ===========================                        ===============

NET EARNINGS (LOSS) PER SHARE - ASSUMING DILUTION                  ($0.00)       ($0.00)                                ($0.01)
                                                             ===========================                        ===============

WEIGHTED AVERAGE SHARES                                        19,293,553    40,963,088                             29,022,286
                                                             ===========================                        ===============

WEIGHTED AVERAGE SHARES - ASSUMING DILUTION                    20,678,657    49,468,942                             32,427,531
                                                             ===========================                        ===============

See accompanying notes to these financial statements

PRO-FORMA CONSOLIDATED BALANCE SHEET
AS AT JUNE 30, 2001   (EXPRESSED IN U.S. DOLLARS)

                                                         ASPEN GROUP     ENDEAVOUR                              PRO-FORMA
                                                           RESOURCES     RESOURCES                           CONSOLIDATED
                                                         CORPORATION          INC.    ADJUSTMENTS   NOTE    AT JUNE 30/01
                                                           (AUDITED)   (UNAUDITED)                            (UNAUDITED)
                                                        ==================================================================
ASSETS
 CURRENT ASSETS
 Cash                                                   $    907,794   $     14,962  $          -          $      922,756
 Accounts Receivable
   Trade                                                   2,209,026        843,736             -               3,052,762
   Other                                                       5,730         23,062             -                  28,792
 Materials and supplies inventory                            438,845              -             -                 438,845
 Prepaid expenses                                            341,055        134,433             -                 475,488
 Due from related company                                          -        150,295             -                 150,295
                                                        ------------------------------------------         ---------------
   Total current assets                                    3,902,450      1,166,488             -               5,068,938

 PROVED OIL & GAS PROPERTIES (FULL COST METHOD)           47,646,027      8,515,653       195,950   (2.1)      56,187,795
 net of accumulated depletion of $3,737,393                                              (169,835)  (2.2)

PROPERTY &  EQUIPMENT
 net of accumulated depreciation of $2,027,013             2,515,943         39,127             -               2,555,070

OTHER ASSETS
 Investment and advances                                           -      1,057,036             -               1,057,036
 Notes receivable                                            203,000              -             -                 203,000
 Note receivable - related party                             125,000              -             -                 125,000
 Nonmarketable security                                      236,119              -             -                 236,119
 Prepaid expenses                                            115,500              -             -                 115,500
 Deposits and other assets                                   108,880         63,776             -                 172,656
                                                        ------------------------------------------         ---------------

         TOTAL ASSETS                                   $ 54,852,919   $ 10,842,080  $     26,115          $   65,721,114
                                                        ==========================================         ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
 Accounts payable
   Trade                                                $  1,599,349   $    933,587  $    100,000   (2.1)  $    2,632,936
   Revenue distribution                                      632,284              -             -                 632,284
 Due to related companies                                          -         86,515             -                  86,515
 Accrued expenses                                            127,955              -             -                 127,955
 Accrued interest                                            150,593              -             -                 150,593
                                                        ------------------------------------------         ---------------
                                                           2,510,181      1,020,102       100,000               3,630,283
 Current maturities of long-term debt                      2,321,243          7,248             -               2,328,491
                                                        ------------------------------------------         ---------------
   Total current liabilities                               4,831,424      1,027,350       100,000               5,958,774

 LONG-TERM DEBT, LESS CURRENT MATURITIES                  15,164,533      1,417,235             -              16,581,768
 PROVISION FOR SITE RESTORATION                                    -        202,465             -                 202,465
 FUTURE INCOME TAXES                                               -      1,241,656        10,285   (2.4)       1,251,941
 MINORITY INTERESTS                                              222              -             -                     222
                                                        ------------------------------------------         ---------------
                                                        $ 19,996,179   $  3,888,706  $    110,285          $   23,995,170
                                                        ------------------------------------------         ---------------
 STOCKHOLDERS' EQUITY
 Preferred stock, no par value, authorized-unlimited,
  issued-none
 Common stock, no par value, authorized -unlimited,
  issued - 19,075,657                                     45,935,125      5,233,945    (5,233,945)  (2.2)      52,984,449
                                                                                        7,049,324   (2.1)
 Less subscriptions for 122,535 shares                      (214,436)             -             -                (214,436)
 Warrants and beneficial conversion feature                2,020,252        840,832      (840,832)  (2.2)       2,020,252
 Accumulated (deficit) earnings                          (12,884,201)       878,597      (878,597)  (2.2)     (12,884,201)
 Net effect of adjustments on earnings                             -              -      (102,954)  (2.3)        (102,954)
 Tax effect of purchase price discrepancy                          -              -       (77,166)  (2.4)         (77,166)
                                                        ------------------------------------------         ---------------
   Total stockholders' equity                             34,856,740      6,953,374       (84,170)             41,725,944
                                                        ------------------------------------------         ---------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 54,852,919   $ 10,842,080  $     26,115          $   65,721,114
                                                        ==========================================         ===============

See accompanying notes to these financial statements

PRO-FORMA CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED JUNE 30, 2001   (EXPRESSED IN U.S. DOLLARS)

                                                              ASPEN GROUP    ENDEAVOUR                             PRO-FORMA
                                                               RESOURCES     RESOURCES                           CONSOLIDATED
                                                              CORPORATION       INC.       ADJUSTMENTS   NOTE    AT JUNE 30/01
                                                               (AUDITED)    (UNAUDITED)                           (UNAUDITED)
                                                             ==================================================================
REVENUE
 Oil & gas sales                                             $ 10,055,440   $ 3,836,275   $          -          $   13,891,715
 Product and service revenues                                     493,834             -              -                 493,834
                                                             ------------------------------------------         ---------------
   Total revenues                                              10,549,274     3,836,275              -              14,385,549
                                                             ------------------------------------------         ---------------

EXPENSES
 Oil and gas production                                         2,787,550     1,167,340              -               3,954,890
 Operating expenses                                               353,815             -              -                 353,815
 General and Administrative                                     2,015,210       537,425              -               2,552,635
 Depreciation and depletion                                     2,241,146     1,371,669        169,835   (2.3)       3,782,650
                                                             ------------------------------------------         ---------------
   Total expenses                                               7,397,721     3,076,434        169,835              10,643,990
                                                             ------------------------------------------         ---------------

EARNINGS FROM OPERATIONS                                        3,151,553       759,841       (169,835)              3,741,559

OTHER INCOME (EXPENSE)
 Interest and financing expense                                (1,085,286)     (148,219)             -              (1,233,505)
 Other income                                                      34,479             -              -                  34,479
                                                             ------------------------------------------         ---------------
   Total other                                                 (1,050,807)     (148,219)             -              (1,199,026)
                                                             ------------------------------------------         ---------------

EARNINGS BEFORE INCOME TAXES, OTHER AND MINORITY INTERESTS      2,100,746       611,622       (169,835)              2,542,533

INCOME TAX BENEFIT                                                      -        52,380         66,881   (2.4)         119,261

PROVISION FOR WRITEDOWN OF INVESTMENT AND ADVANCES                      -      (727,692)             -                (727,692)
                                                             ------------------------------------------         ---------------
net of income tax benefit

NET EARNINGS (LOSS) BEFORE MINORITY INTERESTS                   2,100,746       (63,690)      (102,954)              1,934,102

MINORITY INTERESTS                                                   (222)            -              -                    (222)
                                                             ------------------------------------------         ---------------

NET EARNINGS (LOSS)                                          $  2,100,524   $   (63,690)  $   (102,954)         $    1,933,880
                                                             ==========================================         ===============

NET EARNINGS (LOSS) PER SHARE                                $       0.11   $      0.00                         $         0.07
                                                             ===========================                        ===============

NET EARNINGS (LOSS) PER SHARE - ASSUMING DILUTION            $       0.10   $      0.00                         $         0.06
                                                             ===========================                        ===============

WEIGHTED AVERAGE SHARES                                        18,825,709    40,718,942                             28,496,457
                                                             ===========================                        ===============

WEIGHTED AVERAGE SHARES - ASSUMING DILUTION                    20,678,657    49,468,942                             32,427,531
                                                             ===========================                        ===============

See accompanying notes to these financial statements

ASPEN  GROUP  RESOURCES  CORPORATION
NOTES  TO  THE  PRO-FORMA  CONSOLIDATED  FINANCIAL  STATEMENTS
(UNAUDITED)

1    BASIS  OF  PRESENTATION

     On October 24, 2001, Aspen Group Resources Corporation ("Aspen") and Endeavour Resources Inc. ("Endeavour") jointly announced that the Board of Directors of Endeavour had accepted a proposal from Aspen, whereby Aspen will acquire all of the issued and outstanding common shares, special warrants and 3,750,000 unexercised purchase warrants exercisable at Cdn. $.50 until June 28, 2002 of Endeavour. Aspen will issue 0.2375 common shares plus 0.11875 share purchase warrants (each whole share purchase warrant entitling the holder to purchase one common share of Aspen at U.S. $1.25 until September 30, 2002 or U.S $ $1.75 thereafter until June 30,
     2003) for each common share or special warrant of Endeavour (provided that for each of the 3,7500,000 special warrants issued by Endeavour for Cdn. $0.30, Aspen shall offer 0.2375 common shares, 0.11875 purchase warrants and 0.2375 Class B purchase warrants) and 0.2375 Class B purchase warrants of Aspen exercisable at the United States dollar equivalent (as at the date of closing) of Cdn. $2.11 until June 28, 2002 for each purchase warrant of Endeavour with expiry date of June 28, 2002, all by way of a formal take-over bid for all of the issued and outstanding securities of Endeavour held by residents of Canada, pursuant to a Pre-Acquisition Agreement to be tendered by Endeavour's shareholders.

     The accompanying unaudited pro-forma consolidated financial statements ("pro-forma statements") have been prepared based on the unaudited consolidated interim financial statements as at and for the three months ended September 30, 2001 of Aspen and Endeavour, and the audited consolidated financial statements as at and for the year ended June 30, 2001 for Aspen and the unaudited 12 month period ended financial statements for Endeavour. In the opinion of management, these pro-forma statements include all adjustments necessary for fair presentation in accordance with generally accepted accounting principles in Canada, presented in U.S. dollars.

     The pro-forma consolidated balance sheets give effect to the transactions described in Note 2 as if it had occurred on the balance sheet dates while the pro-forma consolidated statements of earnings give effect to those transactions as if they had occurred at the beginning of the respective periods.

     The pro-forma statements may not be indicative either of the results that actually would have occurred if the events reflected herein had taken place on the dates indicated or of results which may be obtained in the future, including operational and administrative efficiencies that would occur from the combination of the two companies.

     The pro-forma statements should be read in conjunction with the audited consolidated financial statements and notes thereto of both Aspen and Endeavour.

2    PRO-FORMA ASSUMPTIONS AND ADJUSTMENTS

     The pro-forma consolidated balance sheets and statements of operations give effect to the following transactions, assumptions and adjustments:

     Accounting policies used in the preparation of the pro-forma statements are in acccordance with those used in the preparation of the consolidated statements of Aspen for the year ended June 30, 2001. These pro-forma financial statements assume that all of Endeavour's common shares and special warrants will be tendered to this offer, which is more fully disclosed in the Circular, and would result in the issuance by Aspen of 11,748,874 common shares, 5,874,437 purchase warrants and 445,312 Class B purchase warrants.

ASPEN  GROUP  RESOURCES  CORPORATION
NOTES  TO  THE  PRO-FORMA  CONSOLIDATED  FINANCIAL  STATEMENTS  (CONTINUED)
(UNAUDITED)

CONSOLIDATED  BALANCE  SHEETS

2.1 The transaction will be accounted for using the purchase method. The following table shows the assumptions made with respect to the allocation of the aggregate purchase price to Endeavour's net assets and the adjustments necessary to their historical cost carrying value at June 30, 2001 and the most recent interim reporting period for the three months ended September 30, 2001.

                                                                          JUNE 30, 2001   SEPTEMBER 30, 2001
                                                                                  (US$)                (US$)
Fair Value of Aspen shares issued                                              7,049,324            7,049,324

Related fees and expenses                                                        100,000              100,000
                                                                          --------------  -------------------
Cost of Acquisition                                                            7,149,324            7,149,324

Book Value of net assets acquired                                              6,953,374            6,766,610
                                                                          --------------  -------------------

Purchase price discrepancy                                                       195,950              382,714

Allocation of purchase price discrepancy - Proved Oil and Gas Properties         195,950              382,714
                                                                          --------------  -------------------
                                                                                       -                    -
                                                                          ==============  ===================

Note: Issue of capital stock is calculated using 40,718,942 outstanding common shares and 8,750,000 special warrants outstanding as at June 30, 2001 and September 30, 2001 at an exchange ratio of .2375 Aspen shares equals one Endeavour common share and a special warrant at the fair value of each Aspen share.


2.2  Elimination of equity of Endeavour in connection with the transaction.

CONSOLIDATED  STATEMENTS  OF  EARNINGS

2.3  Depreciation and depletion
     An adjustment to depreciation and depletion to reflect the pro-forma value of capital assets at the assumed acquisition date.

2.4  Income tax benefit (future)
     An adjustment has been made for income taxes for the impact of the items noted above that affect the current year income

2.5  Earnings per share
     Earnings per share calculations give effect to the issuance of the additional common shares of Aspen for the acquisition of Endeavour as if the shares had been issued at the beginning of the respective periods.

2.6  Cash flow per share
     Cash flow per share calculations below give effect to the issuance of the additional common shares of Aspen for the acquisition of Endeavour as if the shares had been issued at the beginning of the respective periods.

CASH FLOW FROM OPERATIONS                                                   TWELVE MONTHS ENDED   THREE MONTHS ENDED
                                                                                  JUNE 30, 2001   SEPTEMBER 30, 2001
                                                                                          (US$)                (US$)

Net earnings (loss) for the period                                                     1,933,880            (249,497)

Adjustments to reconcile net earnings (loss) to cash flow from operations
    Depreciation and depletion                                                         3,782,650             977,542
    Minority interests                                                                       222                (222)
    Provision for write down of investment (net of income taxes)                         727,692                   -
    Future income taxes                                                                  119,261              84,211
                                                                            --------------------  -------------------


                                       12

CASH FLOW FROM OPERATIONS                                                              6,563,705             812,034
                                                                            ====================  ===================

CASH FLOW FROM OPERATIONS PER SHARE                                                         0.23                0.03
                                                                            ====================  ===================

CASH FLOW FROM OPERATIONS PER SHARE - ASSUMING DILUTION                                     0.20                0.03
                                                                            ====================  ===================

See accompanying notes to these financial statements